Exhibit 99.6

Execution Version

FOURTH AMENDMENT TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) is entered into as of May 26, 2016, by and among Pepco Holdings LLC (“PHI”), Potomac Electric Power Company (“PEPCO”), Delmarva Power & Light Company (“DPL”), Atlantic City Electric Company (“ACE”; and together with PEPCO and DPL, each a “Borrower” and collectively the “Borrowers”), Wells Fargo Bank, National Association, individually and as administrative agent (the “Agent”), and the other financial institutions signatory hereto (the “Lenders”).

RECITALS

A. The Borrowers, PHI, the Agent and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of August 1, 2011 (as amended, restated or otherwise modified from time to time, the “Existing Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Existing Credit Agreement.

B. The Borrowers, PHI, the Agent and the Lenders wish to amend and restate the Existing Credit Agreement in the form of Exhibit A attached hereto (the “Restated Credit Agreement”), subject to the terms and conditions hereof.

C. The Borrowers, PHI, the Agent and the undersigned Lenders are willing to enter into this Amendment on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment and Restatement of Existing Credit Agreement. The Borrowers, PHI, the Agent and the Lenders agree that the Existing Credit Agreement shall be amended and restated on the Restatement Effective Date (as defined below), such that on the Restatement Effective Date the terms set forth in Exhibit A hereto shall replace the terms of the Existing Credit Agreement. As used in the Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Existing Credit Agreement by the terms of the Restated Credit Agreement, the Restated Credit Agreement.

2. Representations and Warranties of each Borrower. Each Borrower represents and warrants that:

a. The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s powers, have been duly authorized by all necessary organizational action on the part of such Borrower, and do not and will not contravene (i) the organizational documents of such Borrower, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of such Borrower or any Subsidiary.

b. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Amendment, except any order that has been duly obtained and is (i) in full force and effect and (ii) sufficient for the purposes hereof.

c. This Amendment has been duly executed by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

d. Each of the representations and warranties contained in the Existing Credit Agreement is true and correct on and as of the date hereof as if made on the date hereof.

e. No Unmatured Default or Default has occurred and is continuing.

3. Effectiveness. This Amendment and the Restated Credit Agreement shall become effective (the “Restatement Effective Date”) on the date of receipt by the Agent of each of the following, in form and substance satisfactory to the Agent:

a. an executed copy of this Amendment, duly authorized, executed and delivered by the Borrowers, PHI, the Agent, the Lenders, the Issuers and the Swingline Lender;

b. an officer’s certificate from duly authorized officers of each Borrower; and

c. a favorable opinion of counsel for the Borrowers.

4. Reference to and Effect Upon the Existing Credit Agreement.

a. Except as specifically amended and supplemented hereby, the Existing Credit Agreement shall remain in full force and effect to the extent in effect immediately prior to this Amendment and is hereby ratified and confirmed.

b. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent, the Borrowers or any Lender under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement, except as specifically set forth herein.

c. The provisions set forth in Sections 9.6, 9.10, 15.2, and 15.3 of the Existing Credit Agreement are hereby incorporated into this Amendment mutatis mutandis.

d. Upon the Fourth Amendment Effective Date, the Lenders, Swingline Lender, the Issuers and the Borrowers acknowledge and agree that PHI shall cease to be a borrower under the Restated Credit Agreement.

5. Costs and Expenses. The Borrowers hereby severally affirm their obligations under Section 9.6 of the Existing Credit Agreement to reimburse the Agent for all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Agent with respect thereto.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment. Delivery of an executed counterpart hereof, or a signature page hereto, by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PEPCO HOLDINGS LLC

By:	/s/ Donna J. Kinzel
Name:	Donna J. Kinzel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

POTOMAC ELECTRIC POWER COMPANY

By:	/s/ Donna J. Kinzel
Name:	Donna J. Kinzel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

DELMARVA POWER & LIGHT COMPANY

By:	/s/ Donna J. Kinzel
Name:	Donna J. Kinzel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

ATLANTIC CITY ELECTRIC COMPANY

By:	/s/ Donna J. Kinzel
Name:	Donna J. Kinzel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Fourth Amendment (Pepco)]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent, Lender, Issuer and Swingline Lender

By:	/s/ Nick Schmiesing
Name:	Nick Schmiesing
Title:	Director

[Signature Page to Fourth Amendment (Pepco)]

JPMORGAN CHASE BANK, N.A.,
as a Lender and Issuer

By:	/s/ Juan Javellana
Name:	Juan Javellana
Title:	Executive Director

[Signature Page to Fourth Amendment (Pepco)]

BANK OF AMERICA, N.A., as a Lender
and Issuer

By:	/s/ William A. Merritt, III
Name:	William A. Merritt, III
Title:	Director

[Signature Page to Fourth Amendment (Pepco)]

BARCLAYS BANK PLC, as a Lender
and Issuer

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

[Signature Page to Fourth Amendment (Pepco)]

BNP PARIBAS, as a Lender
and Issuer

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Director

By:	/s/ Gregoire Poussard
Name:	Gregoire Poussard
Title:	Vice President

[Signature Page to Fourth Amendment (Pepco)]

CITIBANK, N.A., as a Lender
and Issuer

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

[Signature Page to Fourth Amendment (Pepco)]

GOLDMAN SACHS BANK USA, as a Lender
and Issuer

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

[Signature Page to Fourth Amendment (Pepco)]

MIZUHO BANK, LTD., as a Lender
and Issuer

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

[Signature Page to Fourth Amendment (Pepco)]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and Issuer

By:	/s/ Eric J. Cosgrove
Name:	Eric J. Cosgrove
Title:	Senior Vice President

[Signature Page to Fourth Amendment (Pepco)]

THE BANK OF NOVA SCOTIA, as a Lender
and Issuer

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

[Signature Page to Fourth Amendment (Pepco)]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender and Issuer

By:	/s/ Chi-Cheng Chen
Name:	Chi-Cheng Chen
Title:	Director

[Signature Page to Fourth Amendment (Pepco)]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ John M. Grause
Name:	John M. Grause
Title:	Authorized Signatory

By:	/s/ Gordon Eadon
Name:	Gordon Eadon
Title:	Authorized Signatory

[Signature Page to Fourth Amendment (Pepco)]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

[Signature Page to Fourth Amendment (Pepco)]

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

[Signature Page to Fourth Amendment (Pepco)]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Sherrese Clarke
Name:	Sherrese Clarke
Title:	Authorized Signatory

[Signature Page to Fourth Amendment (Pepco)]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jon R Hinard
Name:	Jon R Hinard
Title:	Managing Director

[Signature Page to Fourth Amendment (Pepco)]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Ben Thomas
Name:	Ben Thomas
Title:	Authorized Signatory

[Signature Page to Fourth Amendment (Pepco)]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

[Signature Page to Fourth Amendment (Pepco)]

TD BANK, N.A., as a Lender

By:	/s/ Vijay Prasad
Name:	Vijay Prasad
Title:	Senior Vice President

[Signature Page to Fourth Amendment (Pepco)]

SANTANDER BANK, N.A., as a Lender

By:	/s/ William Maag
Name:	William Maag
Title:	Managing Director

[Signature Page to Fourth Amendment (Pepco)]

BANK OF CHINA, CHICAGO BRANCH, as a Lender

By:	/s/ Kefei Xu
Name:	Kefei Xu
Title:	Senior Vice President & Branch Manager

[Signature Page to Fourth Amendment (Pepco)]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Ramal L. Moreland
Name:	Ramal L. Moreland
Title:	Vice President

[Signature Page to Fourth Amendment (Pepco)]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Hussam S. Alsahlani
Name:	Hussam S. Alsahlani
Title:	Vice President

[Signature Page to Fourth Amendment (Pepco)]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Senior Vice President

[Signature Page to Fourth Amendment (Pepco)]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Renee M. Bonnell
Name:	Renee M. Bonnell
Title:	Vice President

[Signature Page to Fourth Amendment (Pepco)]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Mark Zobel
Name:	Mark Zobel
Title:	Vice President

[Signature Page to Fourth Amendment (Pepco)]

Exhibit A

Exhibit A

$900,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 1, 2011

(restated as of May 26, 2016 and as previously amended)

AMONG

POTOMAC ELECTRIC POWER COMPANY, DELMARVA POWER & LIGHT COMPANY and ATLANTIC CITY ELECTRIC COMPANY,

as Borrowers,

VARIOUS FINANCIAL INSTITUTIONS,

as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A. and

MIZUHO BANK, LTD.,

as Co-Syndication Agents

BNP PARIBAS, CITIBANK, N.A., THE BANK OF NOVA SCOTIA,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC, U.S. BANK NATIONAL ASSOCIATION and GOLDMAN SACHS BANK USA,

as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC, JPMORGAN CHASE BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and MIZUHO BANK, LTD.,

as Active Joint Lead Arrangers and Joint Book Runners

BNP PARIBAS SECURITIES CORP., CITIGROUP GLOBAL MARKETS INC., THE BANK OF

NOVA SCOTIA, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

BARCLAYS BANK PLC, U.S. BANK NATIONAL ASSOCIATION and

GOLDMAN SACHS BANK USA,

as Passive Joint Lead Arrangers and Joint Book Runners

i

5.3	No Conflict; Government Consent	42
5.4	Financial Statements	42
5.5	No Material Adverse Change	42
5.6	Taxes	43
5.7	Litigation and Contingent Obligations	43
5.8	[Reserved]	43
5.9	ERISA	43
5.10	Accuracy of Information	43
5.11	Regulation U	43
5.12	Material Agreements	43
5.13	Compliance With Laws	43
5.14	Plan Assets; Prohibited Transactions	44
5.15	Environmental Matters	44
5.16	Investment Company Act	44
5.17	Insurance	44
5.18	No Default	44
5.19	Ownership of Properties	44
5.20	Anti-Corruption Laws and Sanctions	44

ARTICLE VI COVENANTS		45

6.1	Financial Reporting	45
6.2	Use of Proceeds	46
6.3	Notice of Default	47
6.4	Conduct of Business	47
6.5	Taxes	47
6.6	Insurance	47
6.7	Compliance with Laws	47
6.8	Maintenance of Properties	47
6.9	Inspection	48
6.10	Merger	48
6.11	Sales of Assets	48
6.12	Liens	48
6.13	Interest Coverage Ratio	50
6.14	Exelon Merger Certificate	50
6.15	Compliance with Anti-Corruption Laws and Sanctions	50

ARTICLE VII DEFAULTS		50

7.1	Representation or Warranty	51
7.2	Nonpayment	51
7.3	Certain Covenant Breaches	51
7.4	Other Breaches	51
7.5	Cross Default	51
7.6	Voluntary Bankruptcy, etc	51
7.7	Involuntary Bankruptcy, etc	51
7.8	Seizure of Property, etc	52
7.9	Judgments	52
7.10	ERISA	52
7.11	Unenforceability of Loan Documents	52
7.12	Change in Control	52

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		52

8.1	Acceleration	53
8.2	Amendments	53
8.3	Preservation of Rights	54

ARTICLE IX GENERAL PROVISIONS		54

9.1	Survival of Representations	54
9.2	Governmental Regulation	54
9.3	Headings	54
9.4	Entire Agreement	54
9.5	Several Obligations; Benefits of this Agreement	54
9.6	Expenses; Indemnification	55
9.7	Numbers of Documents	55
9.8	Disclosure	55
9.9	Severability of Provisions	56
9.10	Nonliability of Lenders	56
9.11	Limited Disclosure	56
9.12	Nonreliance	57
9.13	USA PATRIOT ACT NOTIFICATION	57
9.14	Amendment and Restatement; No Novation	57
9.15	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	57

ARTICLE X THE AGENT		58

10.1	Appointment; Nature of Relationship	58
10.2	Powers	58
10.3	General Immunity	58
10.4	No Responsibility for Loans Recitals etc	58
10.5	Action on Instructions of Lenders	59
10.6	Employment of Agents and Counsel	59
10.7	Reliance on Documents; Counsel	59
10.8	Agent’s Reimbursement and Indemnification	59
10.9	Notice of Default	60
10.10	Rights as a Lender	60
10.11	Lender Credit Decision	60
10.12	Successor Agent	60
10.13	Agent’s Fee	61
10.14	Delegation to Affiliates	61
10.15	Other Agents	61

ARTICLE XI SETOFF; RATABLE PAYMENTS		61

11.1	Setoff	61
11.2	Ratable Payments	62

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		62

12.1	Successors and Assigns	62
12.2	Participations	63
12.3	Assignments	64
12.4	Dissemination of Information	65
12.5	Grant of Funding Option to SPC	65
12.6	Tax Treatment	66

ARTICLE XIII NOTICES		66

13.1	Notices	66
13.2	Notices to and by Borrowers	67

ARTICLE XIV COUNTERPARTS		67

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL		67

15.1	CHOICE OF LAW	68
15.2	CONSENT TO JURISDICTION	68
15.3	WAIVER OF JURY TRIAL	68

ARTICLE XVI OBLIGATIONS OF BORROWERS		68

16.1	Separate Obligations Of Borrowers	68
16.2	Status of PHI	68

EXHIBITS

EXHIBIT A	COMPLIANCE CERTIFICATE
EXHIBIT B	ASSIGNMENT AGREEMENT
EXHIBIT C	NOTE
EXHIBIT D	FORM OF INCREASE NOTICE
EXHIBIT E	FORM OF EXTENSION NOTICE
EXHIBIT F	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

SCHEDULES

SCHEDULE 1	PRICING SCHEDULE
SCHEDULE 2	COMMITMENTS
SCHEDULE 2A	LETTER OF CREDIT COMMITMENTS
SCHEDULE 3	SIGNIFICANT SUBSIDIARIES
SCHEDULE 4	LIENS
SCHEDULE 5	EXISTING LETTERS OF CREDIT

i

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 1, 2011, is among Potomac Electric Power Company (“PEPCO”), Delmarva Power & Light Company (“DPL”), Atlantic City Electric Company (“ACE”), various financial institutions (together with their respective successors and assigns and any financial institution that becomes party hereto pursuant to Sections 2.2 or 2.4 hereof, each a “Lender” and collectively the “Lenders”), Bank of America, N.A., as syndication agent (the “Syndication Agent”) and as an Issuer (as defined below), and Wells Fargo Bank, National Association, as Agent (as defined below), as Swingline Lender (as defined below) and as an Issuer.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Lenders, the Swingline Lender and the Issuers make loans and other financial accommodations to the Borrowers in an aggregate amount of up to $1,500,000,000, as such amount may be increased or decreased pursuant to the terms hereof, as more particularly described herein; and

WHEREAS, the Lenders, Swingline Lender and the Issuers have agreed to make such loans and other financial accommodations to the Borrowers and to amend and restate the Existing Credit Agreement (as defined below) on the terms and conditions contained herein.

WHEREAS, from and after the Fourth Amendment Effective Date, PHI will cease to be a borrower under this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement:

“ACE” is defined in the preamble.

“Adjusted Funds From Operations” means, for any period, Net Cash Flows From Operating Activities for such period plus Interest Expense for such period minus the portion (but not less than zero) of Net Cash Flows From Operating Activities for such period attributable to any consolidated Subsidiary that has no Debt other than Nonrecourse Indebtedness.

“Administrative Questionnaire” means an administrative questionnaire, substantially in the form supplied by the Agent, completed by a Lender and furnished to the Agent in connection with this Agreement.

“Advance” means a borrowing hereunder (i) made by the Lenders on the same Borrowing Date or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Revolving Loans of the same Type made to the same Borrower and, in the case of Eurodollar Loans, for the same Interest Period. “Advance” shall include the borrowing of Swingline Loans.

“Affected Lender” is defined in Section 3.7.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means Wells Fargo in its capacity as contractual representative of the Lenders as more fully defined pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, (a) as increased from time to time pursuant to Section 2.2 or (b) as reduced from time to time pursuant to the terms hereof.

“Agreement” means this Second Amended and Restated Credit Agreement as amended, restated, supplemented or otherwise modified from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied, with respect to each Borrower, in a manner consistent with that used in preparing such Borrower’s financial statements referred to in Section 5.4.

“Alternate Base Rate” means, at any time (a) the highest of (i) the Prime Rate for such day, (ii) the sum of the Federal Funds Effective Rate for such day plus 0.5% and (iii) the sum of (A) the Eurodollar Base Rate for an Interest Period of one (1) month commencing on such day plus (B) 1.0%, in each instance as of such date of determination plus (b) the Applicable Margin. To the extent that the provisions of Section 3.3 shall be in effect in determining the Eurodollar Base Rate pursuant to clause (iii) hereof, the Alternate Base Rate shall be the greater of (1) the Prime Rate in effect for such day and (2) the Federal Funds Effective Rate in effect on such day plus 0.5%. Any change in the Alternate Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or Eurodollar Rate for an Interest Period of one (1) month (provided that clause (a)(iii) shall not be applicable during any period in which the Eurodollar Base Rate is unavailable or unascertainable).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to money-laundering, bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Borrower, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Governmental Authorities” means, with respect to any Borrower, FERC and any other federal or state governmental authority that has the power to regulate the amount, terms or conditions of short-term debt of such Borrower.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, with respect to Eurodollar Advances or Floating Rate Advances to any Borrower at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances or Floating Rate Advances to such Borrower in accordance with the provisions of the Pricing Schedule.

“Arranger” means each of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated (together with any affiliates it deems appropriate to provide the services contemplated herein), JPMorgan Chase Bank, N.A., and Mizuho Bank, Ltd., in its capacity as an active joint lead arranger and active joint book runner, and each of BNP Paribas Securities Corp., Citigroup Global Markets Inc., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Bank PLC, U.S. Bank National Association and Goldman Sachs Bank USA, in its capacity as a passive joint lead arranger and joint book runner, and each of their respective successors.

“Assignment Agreement” means an agreement substantially in the form of Exhibit B.

“Authorized Officer” means, with respect to any Borrower, any of the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of such Borrower, acting singly.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Borrower” means (i) prior to the Fourth Amendment Effective Date, PHI, PEPCO, ACE and DPL and (ii) after the Fourth Amendment Effective Date, PEPCO, ACE and DPL.

“Borrower Representative” means PHI.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.10.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Collateral Account” is defined in Section 2.22.1(ii).

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of an Issuer and the Non-Defaulting Lenders, as collateral for LC Obligations or obligations in respect of Swingline Loans, (a) cash or deposit account balances, (b) a letter of credit (which is not a Letter of Credit) or (c) if an Issuer benefiting from such collateral shall agree in its sole discretion, other credit support, in each of cases (a) through (c), pursuant to documentation in form and substance reasonably satisfactory to (1) the Agent and (2) the applicable Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Control” means, with respect to a Borrower, an event or series of events by which Exelon shall fail to own, directly or indirectly, 100% of the outstanding shares of Voting Stock of such Borrower.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Closing Date” means the date prior to the Fourth Amendment Effective Date on which all conditions precedent to the execution and delivery of this Agreement by the parties were satisfied.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans and to participate in Swingline Loans and in Letters of Credit, in an aggregate amount not exceeding the amount set forth on Schedule 2 or as set forth in any Assignment Agreement relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Date” is defined in Section 2.4.

“Consenting Lender” is defined in Section 2.4.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take or pay contract, application for a letter of credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of such partnership; provided that Contingent Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation of such other Person or, if such amount is not stated or is indeterminable, the maximum reasonably anticipated liability of such Person in respect thereof.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.11.

“Credit Extension” means the making of an Advance or the issuance of, or extension of the expiry date for or increase in the amount of, a Letter of Credit.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases that shall have been or are required to be, in accordance with Agreement Accounting Principles, recorded as capital leases, (v) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event described in Article VII.

“Defaulting Lender” means, subject to Section 2.23.2, any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, any Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days after the date when due, (b) has notified the Borrowers, the Agent or any Issuer or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within five (5) Business Days after written request by the Agent or the Borrowers, to confirm in writing to the Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrowers), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23.2) upon delivery of written notice of such determination to the Borrowers, each Issuer, each Swingline Lender and each Lender.

“Defaulting Lender Amount” is defined in Section 2.23.1(iv).

“Dollar” and “$” means lawful currency of the United States.

“DPL” is defined in the preamble.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurodollar Rate or, if such Advance is a Swingline Loan, the Eurodollar Market Index Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.0%) determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “Eurodollar Base Rate” shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; provided that, if such rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurodollar Rate or, if such Loan is a Swingline Loan, the Eurodollar Market Index Rate.

“Eurodollar Market Index Rate” means, with respect to a Swingline Loan, for any day, the sum of (i) the quotient of (a) the Eurodollar Base Rate for an Interest Period of one (1) month, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Eurodollar Rate” means, with respect to a Eurodollar Advance (other than a Swingline Loan) for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 3.7) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Exelon” shall mean Exelon Corporation, a Pennsylvania Corporation.

“Exelon Merger” shall mean the acquisition by Exelon of the outstanding shares of Voting Stock of PHI pursuant to the terms of the Exelon Merger Agreement.

“Exelon Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated April 29, 2014, as amended and restated on July 18, 2014 (as amended, modified or supplemented from time to time), by and among PHI, Exelon and an indirect wholly-owned subsidiary of Exelon.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 2, 2007, by and among the Borrowers, the lenders party thereto, Citicorp USA, Inc., as syndication agent and Wells Fargo Bank, National Association (successor-by-merger to Wachovia Bank, National Association), as administrative agent.

“Existing Letters of Credit” means the letters of credit listed on Schedule 5.

“Extension Date” is defined in Section 2.4.

“Extension Notice” is defined in Section 2.4.

“Facility Fee Rate” means, at any time for any Borrower, the “Facility Fee Rate” applicable for such Borrower at such time in accordance with the provisions of the Pricing Schedule.

“Facility Termination Date” means, with respect to any Borrower, May 26, 2021, as such date may be extended from time to time pursuant to Section 2.4, or any earlier date on which such Borrower’s Sublimit is reduced to zero or the obligations of the Lenders to make Credit Extensions to such Borrower is terminated pursuant to Section 8.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotation for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“FERC” means the Federal Energy Regulatory Commission.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.13, bears interest at the Alternate Base Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the Alternate Base Rate.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Fourth Amendment Effective Date” means May 26, 2016.

“FRB” means the Board of Governors of the Federal Reserve System and any successor thereto.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding LC Obligations with respect to Letters of Credit issued by such Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, funded by such Defaulting Lender or Cash Collateralized by such Defaulting Lender in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, funded by such Defaulting Lender or Cash Collateralized by such Defaulting Lender in accordance with the terms hereof.

“Governmental Authority” means the government of the United States, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Granting Lender” is defined in Section 12.5.

“Increase Notice” is defined in Section 2.2.

“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances or similar instruments, (v) obligations of such Person to purchase accounts, securities or other Property arising out of or in connection with the sale of the same or substantially similar accounts, securities or Property, (vi) Capitalized Lease Obligations, (vii) net liabilities under interest rate swap, exchange or cap agreements, obligations or other liabilities with respect to accounts or notes, (viii) obligations under any Synthetic Lease which, if such Synthetic Lease were accounted for as a Capitalized Lease, would appear on a balance sheet of such Person, (ix) unpaid reimbursement obligations in respect of letters of credit issued for the account of such Person and (x) Contingent Obligations in respect of Indebtedness of the types described above.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below:

Borrower	Initial Sublimit
PEPCO	$300,000,000
DPL	$300,000,000
ACE	$300,000,000

“Intangible Transition Property” means assets described as “bondable transition property” in the New Jersey Transition Bond Statute.

“Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters of the applicable Borrower, the ratio of Adjusted Funds From Operations for such period to Net Interest Expense for such period.

“Interest Expense” means, for any period, “interest expense” as shown on a consolidated statement of income of the Borrowers for such period prepared in accordance with Agreement Accounting Principles.

“Interest Period” means, with respect to a Eurodollar Advance (other than a Swingline Loan), a period of one, two, three or six months commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement; provided that with respect to any period during the period commencing 30 days prior to the Facility Termination Date, the applicable Borrower may select a period of one or two weeks commencing on a Business Day selected by such Borrower pursuant to this Agreement. Such one, two, three or six month Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Borrower may select an Interest Period which ends after the scheduled Facility Termination Date. No more than eight (8) Eurodollar Loans may be in effect at any time.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance if such Letter of Credit shall have been issued subject to such later version).

“Issuer” means (a) with respect to Letters of Credit issued hereunder after the Fourth Amendment Effective Date, JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, N.A., U.S. Bank National Association, Mizuho Bank, Ltd., Goldman Sachs Bank USA or any other Lender that, with the consent of the Borrowers and the Agent, agrees to issue Letters of Credit hereunder, in each case in its capacity as issuer of such Letters of Credit and (b) with respect to the Existing Letters of Credit, the issuer of such Existing Letters of Credit as set forth on Schedule 5, which such Existing Letters of Credit may each be replaced or renewed with a Letter of Credit issued by an Issuer.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuer and a Borrower (or any Subsidiary) or in favor of the Issuer and relating to such Letter of Credit.

“LC Fee Rate” means, at any time for any Borrower, the “LC Fee Rate” applicable for such Borrower at such time in accordance with the provisions of the Pricing Schedule.

“LC Obligations” means, with respect to any Borrower at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount of all Letters of Credit issued for the account of such Borrower at such time plus (b) all Reimbursement Obligations of such Borrower at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” is defined in the preamble.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Agent delivered in connection with Section 2.2.

“Lender Termination Date” is defined in Section 2.4.

“Lending Installation” means, with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender specified as such in its Administrative Questionnaire or otherwise selected by such Lender pursuant to Section 2.19.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Credit Extensions.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.21.1 and any Existing Letter of Credit.

“Letter of Credit Application” is defined in Section 2.21.3.

“Letter of Credit Commitment” means, with respect to each Issuer, the commitment of such Issuer to issue Letters of Credit hereunder. As of the Fourth Amendment Effective Date, the amount of each Issuer’s Letter of Credit Commitment is set forth on Schedule 2A, or if an Issuer has entered into an Assignment Agreement, the amount set forth for such Issuer as its Letter of Credit Commitment in the Register maintained by the Agent.

“Letter of Credit Payment Date” is defined in Section 2.21.5.

“Letter of Credit Sublimit” means the lesser of (a) $450,000,000 and (b) the Aggregate Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, but excluding the interest of a lessor under any operating lease).

“Loans” means the collective reference to the Revolving Loans and the Swingline Loans.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit and the Letter of Credit Applications.

“Material Adverse Effect” means, with respect to any Borrower, a material adverse effect on (i) the business, Property, financial condition or results of operations of such Borrower and its Subsidiaries taken as a whole, (ii) the ability of such Borrower to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents to which such Borrower is a party or the rights or remedies of the Agent, the Issuers, the Swingline Lender or the Lenders against such Borrower thereunder.

“Material Indebtedness” is defined in Section 7.5.

“Maximum Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below:

Borrower	Maximum Sublimit
ACE	Lesser of (a) $500,000,000 and (b) the maximum amount of short-term debt that ACE is authorized to have outstanding by Applicable Governmental Authorities minus any other applicable short-term debt of ACE.

DPL	Lesser of (a) $500,000,000 and (b) the maximum amount of short-term debt that DPL is authorized to have outstanding by Applicable Governmental Authorities minus any other applicable short-term debt of DPL.

PEPCO	Lesser of (a) $500,000,000 and (b) the maximum amount of short-term debt that PEPCO is authorized to have outstanding by Applicable Governmental Authorities minus any other applicable short-term debt of PEPCO.

“Modify” and “Modification” are defined in Section 2.21.1.

“Moody’s” means Moody’s Investors Service, Inc. or any successor.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which any Borrower or any other member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Cash Flows From Operating Activities” means, with respect to any Borrower for any period, “Net Cash Flows provided by Operating Activities” as shown on a consolidated statement of cash flows of such Borrower for such period prepared in accordance with Agreement Accounting Principles, excluding any “Changes in assets and liabilities” (as shown on such statement of cash flows) taken into account in determining such Net Cash Flows provided by Operating Activities.

“Net Interest Expense” means, with respect to any Borrower for any period, Interest Expense of such Borrower for such period minus interest on Nonrecourse Indebtedness.

“New Jersey Transition Bond Statute” means the New Jersey Electric Discount and Energy Corporation Act as in effect on the date hereof.

“Non-Consenting Lender” is defined in Section 2.4.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Borrower, Indebtedness of such Borrower or any Subsidiary of such Borrower (excluding Nonrecourse Transition Bond Debt) secured by a Lien on the Property of such Borrower or such Subsidiary, as the case may be, the sole recourse for the payment of which is such Property and where neither such Borrower nor any of its Subsidiaries is liable for any deficiency after the application of the proceeds of such Property.

“Nonrecourse Transition Bond Debt” means obligations evidenced by Transition Bonds rated investment grade or better by S&P or Moody’s, representing a securitization of Intangible Transition Property as to which obligations no Borrower nor any Subsidiary of a Borrower (other than a Special Purpose Subsidiary) has any direct or indirect liability (whether as primary obligor, guarantor, surety, provider of collateral security, through a put option, asset repurchase agreement, capital maintenance agreement or debt subordination agreement, or through any other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any such obligation in whole or in part), except for liability to repurchase Intangible Transition Property conveyed to the securitization vehicle, on terms and conditions customary in receivables securitizations, in the event such Intangible Transition Property violates representations and warranties of scope customary in receivables securitizations.

“Note” means any promissory note substantially in the form of Exhibit C issued at the request of a Lender or the Swingline Lender pursuant to Section 2.15.

“Obligations” means, with respect to any Borrower, all unpaid principal of the Loans to such Borrower, all Reimbursement Obligations of such Borrower, all accrued and unpaid interest on such Loans and Reimbursement Obligations, all accrued and unpaid fees payable by such Borrower and all expenses, reimbursements, indemnities and other obligations payable by such Borrower to the Agent, any Issuer, the Swingline Lender, any Lender or any other Indemnified Party arising under any Loan Document.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.7).

“Outstanding Credit Extensions” means, with respect to any Borrower, the sum of the aggregate principal amount of all outstanding Loans to such Borrower plus all LC Obligations of such Borrower.

“Participants” is defined in Section 12.2.1.

“Participant Register” has the meaning assigned thereto in Section 12.2.4.

“Payment Date” means the last Business Day of each March, June, September and December.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“PCI” means Potomac Capital Investment Corporation.

“PEPCO” is defined in the preamble.

“Permitted ACE Liens” means the Lien of the Mortgage and Deed of Trust dated January 15, 1937 between ACE and The Bank of New York Mellon.

“Permitted DPL Liens” means the Lien of the Mortgage and Deed of Trust dated October 1, 1943 between DPL and The Bank of New York Mellon.

“Permitted PEPCO Liens” means (a) the Lien of the Mortgage and Deed of Trust dated July 1, 1936 from PEPCO to The Bank of New York Mellon and (b) the Lien created by the $152,000,000 sale/leaseback on November 30, 1994 of PEPCO’s control center.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“PHI” means Pepco Holdings LLC.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code to which any Borrower or any other member of the Controlled Group sponsors, maintains or contributes or has an obligation to contribute.

“Preferred Stock” means, with respect to any Person, equity interests issued by such Person that are entitled to a preference or priority over any other equity interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Pricing Schedule” means Schedule 1 hereto.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Prior Facility Termination Date” is defined in Section 2.4.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to any Lender, the percentage which such Lender’s Commitment constitutes of the Aggregate Commitment (and/or, to the extent the Commitments have terminated, the percentage which such Lender’s Revolving Loans, participation in Swingline Loans and participation in LC Obligations constitutes of the aggregate principal amount of all Loans and LC Obligations).

“Public Reports” means, with respect to each Borrower, its annual report on Form 10-K for the year ended December 31, 2015, its quarterly report on Form 10-Q for the quarter ended March 31, 2016 and its current reports on Form 8-K filed with the SEC.

“Purchasers” is defined in Section 12.3.1.

“Recipient” means (a) the Agent, (b) any Lender and (c) any Issuer, as applicable.

“Register” has the meaning assigned thereto in Section 12.1.

“Reimbursement Obligations” means, with respect to any Borrower at any time, the aggregate amount of all obligations of such Borrower then outstanding under Section 2.21.6 to reimburse any Issuer for amounts paid by such Issuer in respect of one or more drawings under Letters of Credit.

“Reportable Event” means a reportable event, as defined in Section 4043 of ERISA, with respect to a Plan, excluding, however, such events as to which the PBGC has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Requested Commitment Increase” is defined in Section 2.2.

“Required Lenders” means Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, more than 50% of the aggregate unpaid principal amount of the Outstanding Credit Extensions to all Borrowers; provided that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including participations therein) owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the FRB on Eurocurrency liabilities.

“Revolving Loan” means, with respect to a Lender, any revolving loan made by such Lender pursuant to Article II (or any conversion or continuation thereof), but excluding any Swingline Loan.

“S&P” means Standard and Poor’s Financial Services, LLC, or any successor.

“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Crimea and Syria).

“Sanctioned Person” means, at any time, any Person that is the target of Sanctions, including, without limitation, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission.

“Securitization Transaction” means any sale, assignment or other transfer by a Borrower or a Subsidiary thereof of accounts receivable or other payment obligations owing to such Borrower or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of such Borrower or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

“Significant Subsidiary” means, with respect to any Borrower, a “significant subsidiary” (as defined in Regulation S-X of the SEC as in effect on the date of this Agreement) of such Borrower.

“Single Employer Plan” means, with respect to a Borrower, a Plan maintained by such Borrower or any member of the Controlled Group for employees of such Borrower or any member of the Controlled Group.

“SPC” is defined in Section 12.5.

“Special Purpose Subsidiary” means a direct or indirect wholly owned corporate Subsidiary of ACE, substantially all of the assets of which are Intangible Transition Property and proceeds thereof,

formed solely for the purpose of holding such assets and issuing Transition Bonds and, which complies with the requirements customarily imposed on bankruptcy-remote corporations in receivables securitizations.

“Sublimit” means, with respect to each Borrower, its Initial Sublimit, as the same may be modified from time to time pursuant to Sections 2.2 and 2.7; provided that a Borrower’s Sublimit shall at no time exceed such Borrower’s Maximum Sublimit.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, business trust, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Substantial Portion” means, at any time with respect to the Property of any Person, Property which represents more than 10% of the consolidated assets of such Person and its Subsidiaries as shown in the consolidated financial statements of such Person and its Subsidiaries as at the last day of the preceding fiscal year of such Person.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder.

“Swingline Loan” means any swingline loan made by the Swingline Lender to any Borrower pursuant to Section 2.1(b).

“Swingline Sublimit” means, at any time, an amount equal to ten percent (10%) of the Aggregate Commitment. The Swingline Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Synthetic Lease” means (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any other agreement pursuant to which a Person obtains the use or possession of property and which creates obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Transferee” is defined in Section 12.4.

“Transition Bonds” means bonds described as “transition bonds” in the New Jersey Transition Bond Statute.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“United States” means the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 3.5(g).

“Voting Stock” means, with respect to any Person, voting stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Withholding Agent” means any Borrower and the Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Interpretation.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of such terms.

(b) Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

(f) Unless otherwise expressly provided herein, references herein shall be references to Eastern time (daylight or standard as applicable).

1.3 Accounting.

(a) Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the applicable Borrower and all of its Subsidiaries, including those Subsidiaries of such Borrower, if any, which are unconsolidated on such Borrower’s audited financial statements.

(b) If at any time any change in Agreement Accounting Principles would affect the computation of any financial ratio or requirement set forth herein with respect to any Borrower and either such Borrower or the Required Lenders shall so request, the Agent, the Lenders and such Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Agreement Accounting Principles (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Agreement Accounting Principles as in effect prior to such change and (ii) such Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Agreement Accounting Principles.

ARTICLE II

THE CREDITS

2.1 Commitments.

(a) Revolving Loans. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans in U.S. Dollars to any Borrower, to participate in Swingline Loans made to any Borrower and to participate in Letters of Credit issued upon the request of any Borrower, in amounts not to exceed in the aggregate at any one time outstanding the amount of such Lender’s Commitment; provided that, except as set forth in Section 2.23.1(ii), (i) the aggregate principal amount of all Revolving Loans by such Lender to any Borrower shall not exceed such Lender’s Pro Rata Share of the aggregate principal amount of all Revolving Loans to such Borrower; (ii) such Lender’s participation in Letters of Credit issued for the account of any Borrower shall not exceed such Lender’s Pro Rata Share of all LC Obligations of such Borrower; (iii) such Lender’s participation in Swingline Loans to any Borrower shall not exceed such Lender’s Pro Rata Share of all Swingline Loans to such Borrower; (iv) for any Borrower, the Outstanding Credit Extensions to such Borrower shall at no time exceed such Borrower’s respective Sublimit and (v) the LC Obligations of all Borrowers collectively shall not at any time exceed the Letter of Credit Sublimit. Within the foregoing limits, each Borrower may from time to time borrow, prepay pursuant to Section 2.9 and reborrow hereunder prior to the Facility Termination Date for such Borrower.

(b) Swingline Loans.

(i) Subject to the terms and conditions set forth in this Agreement, the Swingline Lender, in its individual capacity, shall make Swingline Loans in U.S. Dollars to any Borrower from time to time from the Closing Date through, but not including, the Facility Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Swingline Sublimit. To request a Swingline Loan, a Borrower shall notify the Agent in accordance with Section 2.10 hereof. The Borrowers shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and subject to the conditions of this Agreement.

(ii) The Swingline Lender may, at any time and from time to time, give written notice to the Agent (a “Swingline Borrowing Notice”), on behalf of the applicable Borrower (and each Borrower hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), requesting that the Lenders (including the Swingline Lender) make Revolving Loans to such Borrower in an amount equal to the unpaid principal amount of any Swingline Loan. The Swingline Borrowing Notice shall include the information with respect to each Revolving Loan set forth in Section 2.10. The Swingline Lender shall provide a copy of any such notice to the applicable Borrower. Subject to Section 2.23.1(ii), each Lender shall make a Revolving Loan in same day funds in an amount equal to its respective Pro Rata Share of Revolving Loans as required to repay the Swingline Loan outstanding to the Swingline Lender promptly upon receipt of a Swingline Borrowing Notice but in no event later than 1:00 p.m. on the next succeeding Business Day after such Swingline Borrowing Notice is received. On the date of such Revolving Loan, the Swingline Loan (including the Swingline Lender’s Pro Rata Share thereof, in its capacity as a Lender) shall be deemed to be repaid with the proceeds thereof and shall thereafter be reflected as a Revolving Loan on the books and records of the Agent. Except as set forth in Section 2.23.1(ii), no Lender’s obligation to fund its respective Pro Rata Share of a Swingline Loan shall be affected by any other Lender’s failure to fund its Pro Rata Share of any Swingline Loan, nor shall any Lender’s Pro Rata Share be increased as a result of any such failure of any other Lender to fund its Pro Rata Share of any Swingline Loan.

(iii) If not repaid earlier, each Borrower shall pay to the Swingline Lender the amount of each Swingline Loan within 14 days after receipt of such Swingline Loan. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of any Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Share (unless the amounts so recovered by or on behalf of such Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of a Default of which the Agent has received notice in the manner required pursuant to Section 10.9 and which such Default has not been waived pursuant to the terms hereof).

(iv) Each Lender acknowledges and agrees that its obligation to repay Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article IV. Further, each Lender agrees and acknowledges that if prior to the repayment of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 7.6 or 7.7 shall have occurred, or if a Revolving Loan may not be (as determined in the reasonable discretion of the Agent), or is not, made in accordance with the foregoing provisions, each Lender will, subject to Section 2.23.1(ii), on the date the applicable Revolving Loan would have been made, purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender (including pursuant to a participation made by the Swingline Lender) its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

2.2 Increase in Commitments.

(a) At any time prior to the Facility Termination Date, the Borrowers shall have the ability, in consultation with the Agent and through written notice to the Agent, substantially in the form of Exhibit D (the “Increase Notice”), to request increases in the Aggregate Commitment (each, a “Requested Commitment Increase”); provided that (i) no Lender shall have any obligation to participate in any Requested Commitment Increase, (ii) the aggregate principal amount of all such increases shall not exceed $500,000,000, (iii) each such Requested Commitment Increase shall be in a minimum principal amount of $50,000,000 or, if less, the maximum remaining amount permitted pursuant to clause (ii) above, (iv) any such increase shall be allocated among each Borrower’s Sublimit in accordance with the Increase Notice (it being understood that any such Sublimit changes shall not count as one of the eight Sublimit reallocations the Borrowers are permitted each fiscal year under Section 2.7(c)), (v) the other terms and documentation in respect of such Requested Commitment Increase shall be reasonably satisfactory to the Agent and (vi) no Default or Unmatured Default shall have occurred and be continuing or would result from the proposed Requested Commitment Increase.

(b) The Agent shall promptly give notice of such Requested Commitment Increase to the Lenders. Each Lender shall notify the Agent within ten (10) Business Days (or such longer period of time which may be agreed upon by the Agent and the Borrowers and communicated to the Lenders) from the date of delivery of such notice to the Lenders whether or not it offers to increase its Commitment and, if so, by what amount. Any Lender not responding within such time period shall be deemed to have declined to offer to increase its Commitment. The Agent shall notify the Borrowers of the Lenders’ responses to each request made hereunder. The Borrowers shall have the right at their sole discretion to accept or reject in whole or in part any offered Commitment increase or at their own expense to solicit a Commitment from any third party financial institution reasonably acceptable to the Agent. Any such financial institution (if not already a Lender hereunder) shall become a party to this Agreement, as a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent and the Borrowers.

(c) Upon the completion of each Requested Commitment Increase, (i) entries in the accounts maintained pursuant to Section 2.15 will be revised to reflect the revised Commitments and Pro Rata Shares of each of the Lenders (including each new Lender becoming a party to this Agreement pursuant to clause (b) above), (ii) subject to Section 2.23.1(ii), the outstanding Revolving Loans will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Pro Rata Shares and the Lenders (including each new Lender becoming a party to this Agreement pursuant to clause (b) above) agree to make all payments and adjustments necessary to effect such reallocation and the Borrowers shall pay any and all costs required in connection with such reallocation as if such reallocation were a prepayment and (iii) the Maximum Sublimit of each Borrower shall be increased in accordance with the Increase Notice (provided that no Borrower’s Maximum Sublimit shall exceed the Aggregate Commitment).

2.3 Required Payments; Termination. All outstanding Advances to any Borrower and all other unpaid Obligations of such Borrower shall be paid in full by such Borrower on the Facility Termination Date for such Borrower.

2.4 Extension of Facility Termination Date.

(a) The Borrowers may, no earlier than 60 days and no later than 30 days prior to each anniversary of the Fourth Amendment Effective Date (such anniversary, an “Extension Date”), request through written notice to the Agent substantially in the form of Exhibit E (the “Extension Notice”), that the Lenders extend the then existing Facility Termination Date for an additional one year period; provided that the Borrowers may not extend the then-existing Facility Termination Date pursuant to this Section 2.4 more than two (2) times during the term of this

Agreement after the Fourth Amendment Effective Date. Each Lender, acting in its sole discretion, shall, by notice to the Agent no earlier than 30 days prior to the applicable Extension Date and no later than the applicable Extension Date (except with respect to the year in which the then existing Facility Termination Date shall occur, in which case such written notice shall be delivered by the Lenders no later than 30 days prior to the then existing Facility Termination Date) (such date, the “Consent Date”), advise the Agent in writing of its desire to extend (any such Lender, a “Consenting Lender”) or not to so extend (any such Lender, a “Non-Consenting Lender”) such date. Any Lender that does not advise the Agent by the Consent Date shall be deemed to be a Non-Consenting Lender. No Lender shall be under any obligation or commitment to extend the then existing Facility Termination Date. The election of any Lender to agree to such extension shall not obligate any other Lender to agree to such extension.

(b) If (and only if) Lenders holding Commitments that aggregate more than 50% of the Aggregate Commitment on the Consent Date shall have agreed to such extension, then the then existing Facility Termination Date applicable to the Consenting Lenders shall be extended to the date that is one year after the then existing Facility Termination Date. All Revolving Loans of each Non-Consenting Lender shall be subject to the then existing Facility Termination Date, without giving effect to such extension (such date, the “Prior Facility Termination Date”). In the event of an extension of the then existing Facility Termination Date pursuant to this Section 2.4, the Borrowers shall have the right, at their own expense, to solicit commitments from existing Lenders and/or third party financial institutions reasonably acceptable to the Agent to replace the Commitment of any Non-Consenting Lenders for the remaining duration of the Facility. Any such financial institution (if not already a Lender hereunder) shall become a party to this Agreement, as a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent and the Borrowers. The Commitment of each Non-Consenting Lender and all Revolving Loans and other amounts payable hereunder to each Non-Consenting Lender shall terminate on the date (such date, the “Lender Termination Date”) that is the earlier of (i) the Prior Facility Termination Date and (ii) the date such Non-Consenting Lender has been replaced pursuant to this Section 2.4(b), and, to the extent such Non-Consenting Lender’s Commitment is not replaced as provided above, the Aggregate Commitment hereunder shall be reduced by the amount of the Commitments of such Non-Consenting Lenders so terminated on the Lender Termination Date. Any such reduction in the Aggregate Commitment shall be allocated among each Borrower’s Sublimit in accordance with the written notice of the Borrowers to the Agent.

(c) Effective on and after the Lender Termination Date, (i) each of the Non-Consenting Lenders shall be automatically released from their respective risk participation obligations under Section 2.21 with respect to any outstanding Letters of Credit, (ii) the risk participation obligation of each Lender (other than the Non-Consenting Lenders) under Section 2.21 with respect to any outstanding Letters of Credit (and the related LC Obligations) shall be automatically adjusted to equal such Lender’s Pro Rata Share of such Letters of Credit (and the related LC Obligations), (iii) each of the Non-Consenting Lenders shall be automatically released from their respective risk participation obligations under Section 2.1(b) with respect to any outstanding Swingline Loans, and (iv) the risk participation obligation of each Lender (other than the Non-Consenting Lenders) under Section 2.1(b) with respect to any outstanding Swingline Loans shall be automatically adjusted to equal such Lender’s Pro Rata Share of such Swingline Loans.

2.5 Ratable Loans. Except as set forth in Section 2.23.1(ii), each Advance (other than Swingline Loans) hereunder shall be made by the Lenders ratably in accordance with their Pro Rata Shares.

2.6 Types of Advances. The Advances (other than Swingline Loans) to any Borrower may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, as selected by such Borrower in accordance with Sections 2.10 and 2.11.

2.7 Facility Fee; Reductions in Aggregate Commitment; Changes to Sublimits.

(a) Subject to Section 2.23.1(v), each Borrower agrees to pay to the Agent for the account of the Lenders according to their Pro Rata Shares a facility fee at a per annum rate equal to the Facility Fee Rate for such Borrower on the daily amount of each Borrower’s Sublimit; provided that if the obligations of the Lenders to make Credit Extensions to a Borrower have been terminated pursuant to Section 8.1, the facility fee shall be based on the Outstanding Credit Extensions to such Borrower. Facility fees payable by each Borrower shall accrue from the Closing Date to the Facility Termination Date for such Borrower (or, if later, to the date all of such Borrower’s Obligations have been paid in full) and shall be payable on each Payment Date and on the Facility Termination Date (and, if applicable, thereafter on demand).

(b) A Borrower may reduce its Sublimit, which will (unless the Borrowers request to reallocate amounts of the Aggregate Commitment among the respective Sublimits of the Borrowers in accordance with Section 2.7(c)) reduce the Aggregate Commitment (so that the sum of the Sublimits of all of the Borrowers equals such reduced Aggregate Commitment) ratably among the Lenders in accordance with their Pro Rata Shares, and in integral multiples of $10,000,000, upon at least three Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction, provided that no Borrower’s Sublimit may be reduced below the amount of the Outstanding Credit Extensions to such Borrower.

(c) The Borrowers may reallocate amounts of the Aggregate Commitment among the respective Sublimits of the Borrowers (i.e., increase the Sublimits of one or more Borrowers and decrease the Sublimits of one or more other Borrowers by the same aggregate amount); provided that (i) each Sublimit shall be a multiple of $10,000,000 at all times, (ii) the Borrowers shall provide at least three Business Days’ written notice to the Agent, which notice shall specify the amount of any such reallocation, (iii) no Borrower’s Sublimit may be reduced below the amount of the Outstanding Credit Extensions to such Borrower nor increased to an amount greater than such Borrower’s Maximum Sublimit, (iv) the sum of the Sublimits of the respective Borrowers shall at all times equal the aggregate amount of the Aggregate Commitment, (v) the aggregate number of reallocations that the Borrowers may undertake pursuant to this subsection (c) shall not exceed eight (8) reallocations per fiscal year during the term of this Agreement (it being understood that increasing or decreasing the Sublimits of any or all of the Borrowers on a single occasion shall constitute only one (1) reallocation), and (vi) any such increase in a Borrower’s Sublimit shall be accompanied or preceded by evidence reasonably satisfactory to the Agent as to appropriate corporate authorization therefor.

2.8 Minimum Amount of Each Advance. Each Advance shall be in the amount of $10,000,000 or a higher integral multiple of $1,000,000 (or, in the case of a Swingline Loan, in the amount of $500,000 or a higher integral multiple of $100,000); provided that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment or in the amount of the applicable Borrower’s unused Sublimit.

2.9 Prepayments.

(a) Mandatory. If at any time, a Borrower’s Outstanding Credit Extensions exceed such Borrower’s Sublimit, such Borrower shall immediately prepay Loans (or if all Loans to such Borrower have been paid, prepay LC Obligations) in an amount (rounded upward, if necessary, to an integral multiple of $1,000,000) sufficient to eliminate such excess.

(b) Voluntary. Any Borrower may from time to time prepay, without penalty or premium, all outstanding Floating Rate Advances to such Borrower, or any portion of the outstanding Floating Rate Advances to such Borrower in the amount of $10,000,000 or a higher integral multiple of $1,000,000, upon one Business Day’s prior notice to the Agent. Any Borrower may from time to time prepay, without penalty or premium, all outstanding Swingline Loans to such Borrower, or any portion of the outstanding Swingline Loans to such Borrower in the amount of $500,000 or a higher integral multiple of $100,000, on any Business Day if notice is given to the Agent by 1:00 p.m. on such Business Day. Any Borrower may from time to time prepay, all outstanding Eurodollar Advances (other than Swingline Loans) to such Borrower, or any portion of the outstanding Eurodollar Advances to such Borrower in the amount of $10,000,000 or a higher integral multiple of $1,000,000, upon three Business Days’ prior notice to the Agent.

(c) Any prepayment of Eurodollar Advances shall be without premium or penalty but shall be subject to the payment of any funding indemnification amounts covered by Section 3.4.

2.10 Method of Selecting Types and Interest Periods for New Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance (other than a Swingline Loan), the Interest Period applicable thereto from time to time. All Swingline Loans shall bear interest at the Eurodollar Market Index Rate. The applicable Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (Charlotte, North Carolina time) on the Borrowing Date of each Floating Rate Advance and each Swingline Loan to such Borrower and three Business Days before the Borrowing Date for each Eurodollar Advance (other than a Swingline Loan) to such Borrower, specifying:

(i) the Borrowing Date, which shall be a Business Day, of such Advance,

(ii) the aggregate amount of such Advance,

(iii) the Type of Advance selected, and

(iv) in the case of each Eurodollar Advance (other than a Swingline Loan), the Interest Period applicable thereto.

Not later than 1:00 p.m. (Charlotte, North Carolina time) on each Borrowing Date for each Revolving Loan, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Charlotte, North Carolina to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Agent’s aforesaid address. Not later than 1:00 p.m. (Charlotte, North Carolina time) on each Borrowing Date for each Swingline Loan, the Swingline Lender shall make available its Swingline Loan in funds immediately available to the applicable Borrower at the Agent’s aforesaid address.

2.11 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.11 or are repaid in accordance with Section 2.9. Each Eurodollar Advance (other than Swingline Loans) shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.9 or (y) the applicable Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for a subsequent Interest Period. Subject to the terms of Section 2.8 any Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. Such Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Charlotte, North Carolina time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i) the requested date, which shall be a Business Day, of such conversion or continuation,

(ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.12 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.11 to the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.11, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance (other than Swingline Loans) shall bear interest on the outstanding principal amount thereof from the first day of each Interest Period applicable thereto to the last day of such Interest Period at the Eurodollar Rate applicable to such Eurodollar Advance based upon the applicable Borrower’s selections under Sections 2.10 and 2.11 and otherwise in accordance with the terms hereof. Each Swingline Loan shall bear interest on the outstanding principal amount thereof at either the Alternate Base Rate or the Eurodollar Market Index Rate and otherwise in accordance with the terms hereof.

2.13 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.10 or 2.11, during the continuance of a Default or Unmatured Default with respect to a Borrower, (a) the Required Lenders may, at their option, by notice to such Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance to such Borrower may be made as, converted into or continued as a Eurodollar Advance and (b) the Swingline Lender may, at its option, declare that no Swingline Loans shall be made to such Borrower. During the continuance of a Default with respect to a Borrower, the Required Lenders may, at their option, by notice to such Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance to such Borrower shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance and each Swingline Loan to such Borrower shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum and (iii) the LC Fee Rate payable by such Borrower shall be increased by 2% per annum, provided that during the continuance of a Default under Section 7.6 or 7.7 with respect to any Borrower, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee Rate set forth in clause (iii) above shall be applicable to all Outstanding Credit Extensions to such Borrower without any election or action on the part of the Agent or any Lender.

2.14 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other office of the Agent specified in writing by the Agent to the Borrowers, by 1:00 p.m. (Charlotte, North Carolina time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the applicable Borrower maintained with Wells Fargo for each payment of principal, Reimbursement Obligations, interest and fees as it becomes due hereunder.

2.15 Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan to each Borrower made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the stated amount of each Letter of Credit and the amount of the LC Obligations outstanding at any time and (iv) the amount of any sum received by the Agent hereunder from each Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Obligations of such Borrower in accordance with their terms.

(d) Any Lender may request that its Loans to any Borrower be evidenced by a Note. In such event, such Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.

2.16 Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, to effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person the Agent or any Lender in good faith believes to be acting on behalf of such Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. Each Borrower agrees that upon the request of the Agent or any Lender, such Borrower will deliver promptly to the Agent a written confirmation signed by an Authorized Officer of such Borrower, of each telephonic notice given by such Borrower pursuant to the preceding sentence. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.17 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance and each Swingline Loan shall be payable on each Payment Date, on any date on which such Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance (other than Swingline Loans) on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period (and, in the case of a six-month Interest Period, on the day which is three months after the first day of such Interest Period), on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest on Floating Rate Advances which are bearing interest at the Prime Rate shall be calculated for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year. All other interest and all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (Charlotte, North Carolina time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.18 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each notice of reduction in the Aggregate Commitment or any Sublimit, Swingline Borrowing Notice, Borrowing Notice, Conversion/Continuation Notice, notice of repayment, Increase Notice and Extension Notice received by the Agent hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.19 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

2.20 Non-Receipt of Funds by the Agent. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If a Lender or a Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Obligation.

2.21 Letters of Credit.

2.21.1 Issuance; Existing Letters of Credit. Each Issuer hereby agrees, on the terms and conditions set forth in this Agreement (including the limitations set forth in Section 2.1), to issue standby letters of credit denominated in U.S. Dollars and to renew, extend, increase, decrease or otherwise modify Letters of Credit (“Modify” and each such action a “Modification”) upon the request and for the account of any Borrower (including Letters of Credit issued jointly for the account of a Borrower and any Subsidiary of such Borrower) from time to time from the Fourth Amendment Effective Date to the Facility Termination Date for such Borrower; provided that (a) no Letter of Credit shall have an expiry date later than the scheduled Facility Termination Date, (b) no Letter of Credit shall, by its terms, provide for one or more automatic increases in the stated amount thereof, and (c) the aggregate amount of LC Obligations issued by an individual Issuer shall not exceed such Issuer’s Letter of Credit Commitment (or such higher amount agreed upon between such Borrower and such Issuer). By their execution of this Agreement, the parties hereto agree that on the Fourth Amendment Effective Date (without any further action by any Person), each Existing Letter of Credit shall be deemed to have been issued under this Agreement and the rights and obligations of the issuer and account party thereunder shall be subject to the terms hereof.

2.21.2 Participations. Subject to Section 2.23.1(ii), upon the issuance or Modification by any Issuer of a Letter of Credit in accordance with this Section 2.21 (or, in the case of the Existing Letters of Credit, on the Fourth Amendment Effective Date), such Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such Issuer, a participation in such Letter of Credit (and each Modification thereof and the related LC Obligations) in proportion to its Pro Rata Share.

2.21.3 Notice. The applicable Borrower shall give an Issuer notice prior to 11:00 a.m. (Charlotte, North Carolina time) at least three Business Days prior to the proposed date of issuance or Modification of a Letter of Credit for the account of such Borrower, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Letter of Credit, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, such Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Letter of Credit. The issuance or Modification by an Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Letter of Credit shall be reasonably satisfactory to such Issuer and that the applicable Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as such Issuer shall have reasonably requested (each a “Letter of Credit Application”). In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms of this Agreement shall control.

2.21.4 Letter of Credit Fees. Subject to Section 2.23.1(v), each Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Letter of Credit issued for the account of such Borrower, a letter of credit fee at a per annum rate equal to the LC Fee Rate in effect from time to time on the amount available under such Letter of Credit, such fee to be payable in arrears on each Payment Date. Each Borrower shall also pay to each Issuer for its own account (x) subject to Section 2.23.1(v), a fronting fee equal to 0.20% per annum for each Letter of Credit issued for the account of such Borrower, with such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Letters of Credit issued for the account of such Borrower in accordance with such Issuer’s standard schedule for such charges as in effect from time to time.

2.21.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, each Issuer shall notify the Agent and the Agent shall promptly notify the applicable Borrower and each Lender as to the amount to be paid by such Issuer as a result of such demand and the proposed payment date (the “Letter of Credit Payment Date”). The responsibility of each Issuer to the applicable Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. Each Issuer shall endeavor to exercise the same care in its issuance and administration of Letters of Credit as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction) by such Issuer, each Lender shall be unconditionally and irrevocably obligated, without regard to the occurrence of any Default or Unmatured Default or any condition precedent whatsoever, to reimburse such Issuer on demand for (i) subject to Section 2.23.1(ii), such Lender’s Pro Rata Share of the amount of each payment made by such Issuer under each Letter of Credit to the extent such amount is not reimbursed by the applicable Borrower pursuant to Section 2.21.6 plus (ii) interest on the foregoing amount for each day from the date of the applicable payment by such Issuer to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate or, beginning on third Business Day after demand for such amount by such Issuer, the rate applicable to Floating Rate Advances.

2.21.6 Reimbursement by Borrowers. Each Borrower shall be irrevocably and unconditionally obligated to reimburse each Issuer on or before the applicable Letter of Credit Payment Date for any amount to be paid by such Issuer upon any drawing under any Letter of Credit issued by such Issuer for the account of such Borrower, without presentment, demand, protest or other formalities of any kind; provided that no Borrower shall be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence (as determined in a final non-appealable judgment of a court of competent jurisdiction) of such Issuer in determining whether a request presented under any Letter of Credit issued by it for the account of such Borrower complied with the terms of such Letter of Credit or (ii) such Issuer’s failure to pay under any Letter of Credit issued by it for the account of such Borrower after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. All such amounts paid by any Issuer and remaining unpaid by the applicable Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) on or prior to the date on which such Issuer notifies such Borrower of the amount paid under any Letter of Credit, the rate applicable to Floating Rate Advances, and (y) thereafter, the sum of 2% plus the rate applicable to Floating Rate Advances. Each Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from a Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit issued by such Issuer and any interest thereon, but only to the extent (and, in the case of interest, for the period of time) such Lender has made payment to such Issuer in respect of such Letter of Credit pursuant to Section 2.21.5.

2.21.7 Obligations Absolute. Each Borrower’s obligations under this Section 2.21 with respect to each Letter of Credit issued for the account of such Borrower shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower may have or have had against the Issuers, any Lender or any beneficiary of any such Letter of Credit. Each Borrower agrees with the Issuers and the Lenders that neither any Issuer nor any Lender shall be responsible for, and the applicable Borrower’s Reimbursement Obligation in respect of any Letter of Credit issued for the account of such Borrower shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among such Borrower, any of its Affiliates, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of such Borrower or of any of its Affiliates against the beneficiary of any Letter of Credit or any such transferee. The Issuers shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each Borrower agrees that any action taken or omitted by any Issuer or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction), shall be binding upon such Borrower and shall not put any Issuer or any Lender under any liability to such Borrower. Nothing in this Section 2.21.7 is intended to limit the right of the applicable Borrower to make a claim against the Issuers for damages as contemplated by the proviso to the first sentence of Section 2.21.6.

2.21.8 Actions of Issuers. Each Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuer. Each Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.21, each Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holder of a participation in any Letter of Credit.

2.21.9 Indemnification. Each Borrower shall severally indemnify and hold harmless each Lender, each Issuer and the Agent, and their respective directors, officers, agents and employees, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such Issuer or the Agent may incur (or which may be claimed against such Lender, such Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit issued for the account of such Borrower or any actual or proposed use of any such Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which such Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such Issuer hereunder (but nothing herein contained shall affect any right a Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of such Issuer issuing any Letter of Credit which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such Issuer, evidencing the appointment of such successor Beneficiary; provided that no Borrower shall be required to indemnify any Lender, any Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence (as determined in a final non-appealable judgment of a court of competent jurisdiction) of such Issuer in determining whether a request presented under any Letter of Credit issued by such Issuer for the account of such Borrower complied with the terms of such Letter of Credit or (y) such Issuer’s failure to pay under any Letter of Credit issued for the account of such Borrower after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.21.9 is intended to limit the obligations of any Borrower under any other provision of this Agreement.

2.21.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each Issuer, its affiliates and its directors, officers, agents and employees (to the extent not reimbursed by the applicable Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction) or such Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that such indemnitees may suffer or incur in connection with this Section 2.21 or any action taken or omitted by such indemnitees hereunder.

2.21.11 Rights as a Lender. In its capacity as a Lender, each Issuer shall have the same rights and obligations as any other Lender.

2.21.12 Applicability of ISP. Unless otherwise expressly agreed by the Issuer and a Borrower, when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

2.21.13 Cash Collateral. At any point in time in which there is a Defaulting Lender, the Issuer may require the Borrowers to Cash Collateralize the LC Obligations pursuant to Section 2.22.

2.22 Cash Collateral.

2.22.1 Funding of Cash Collateral; Cash Collateral Account.

(i) If there shall exist a Defaulting Lender and if such Defaulting Lender’s participations have been reallocated in accordance with Section 2.23.1(ii), within two (2) Business Days following the receipt of a written request of the Agent, an Issuer (with a copy to the Agent) or the Swingline Lender (with a copy to the Agent), each Borrower shall Cash Collateralize all Fronting Exposure of the Issuers or Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.23.2 and any Cash Collateral provided by the Defaulting Lender pursuant to Section 2.23.1(iv)) to the extent such Fronting Exposure relates to Reimbursement Obligations or Swingline Loans owed by such Borrower.

(ii) If any part of a Borrower’s Cash Collateral is provided in cash, such cash shall be deposited in an interest-bearing account established by the Agent in the name of, and under the sole dominion and control of, the Agent but segregated from Cash Collateral of other Borrowers (the “Cash Collateral Account”). All amounts held in a Cash Collateral Account shall be held as cash and shall bear interest at a rate equal to the rate generally offered by the Agent for deposits equal to the amount held in the account.

2.22.2 Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the Agent, the Issuers and the Non-Defaulting Lenders (including the Swingline Lender), a security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligations to which the Cash Collateral may be applied pursuant to Section 2.22.3 below. If at any time the Agent, an

Issuer or the Swingline Lender determines that Cash Collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, each Borrower will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender pursuant to Section 2.23.1(v)) to the extent such deficiency relates to Reimbursement Obligations or Swingline Loans owed by such Borrower.

2.22.3 Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 or Section 2.23 shall be held and applied to the complete satisfaction of the specific LC Obligations, Swingline Loans or obligations to fund participations therein for which the Cash Collateral was so provided by such Borrower, prior to any other application of such property to Obligations of such Borrower as may be provided for herein. The amount of any outstanding Swingline Loans or Reimbursement Obligations owed by a Borrower to the Swingline Lender or any Issuer, as applicable, shall be credited by the amount of Cash Collateral provided by such Borrower with respect to the Swingline Loans or Reimbursement Obligations owed by such Borrower.

2.22.4 Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22 (and shall be promptly returned, including any interest thereon) following (i) the elimination of the applicable Fronting Exposure giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Agent and the applicable Issuer or Swingline Lender, respectively, that there exists excess Cash Collateral.

2.23 Defaulting Lenders.

2.23.1 Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender or is replaced pursuant to Section 3.7, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 8.2.

(ii) Reallocation of Obligations to Non-Defaulting Lenders. All or any part of such Defaulting Lender’s obligations to make Revolving Loans and participate in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) there is no Default or Unmatured Default outstanding at the time of such reallocation and (y) such reallocation does not cause the aggregate principal amount of the outstanding Revolving Loans and participations in Letters of Credit and Swingline Loans at such time of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iii) Cash Collateral. If the reallocation described in clause (ii) above cannot, or can only partially, be effected, each Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, furnish Cash Collateral to the Agent in an aggregate amount equal to the Fronting Exposure of the Issuers and the Swingline Lender, as the case may be, in accordance with the procedures set forth in Section 2.22.

(iv) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Sections 11.1 and 11.2 (excluding Cash Collateral) shall be applied as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer hereunder; third, to Cash Collateralize such Issuer’s Fronting Exposure in accordance with Section 2.22; fourth, as the Borrowers may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrowers, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuer’s and the Swingline Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22; sixth, to the payment of any amounts owing to the Lenders, the Issuers or Swingline Lenders as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender, the Issuers or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrowers as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that to the extent the Agent receives any amounts (each, a “Defaulting Lender Amount”) (x) in payment of any Defaulting Lender’s obligations from any Person other than a Borrower or (y) from a Defaulting Lender, including pursuant to Sections 11.1 and 11.2 (excluding Cash Collateral), and, in either case, the Agent is holding any Cash Collateral of a Borrower, then no amounts shall be distributed pursuant to this Section 2.23.1(iv) unless and until such Cash Collateral, including interest accrued thereon, in the amount of such Defaulting Lender Amount, shall have been fully returned to such Borrower; provided further that if such payment is a payment of the principal amount of any Loans or LC Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied, following the refunding of any Cash Collateral provided by any Borrower, solely to pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders based on their Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations are held by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.23.1(ii)).

Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23.1(iv) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(v) Certain Fees.

(A) Facility Fees. Each Defaulting Lender shall be entitled to receive a facility fee pursuant to Section 2.7(a) for any period during which that Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans made by such Defaulting Lender and (2) the Defaulting Lender’s Pro Rata Share of the stated amount of Letters of Credit and Swingline Loans for which it has provided Cash Collateral pursuant to Section 2.23.1(iv).

(B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit fees pursuant to Section 2.21.4 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.23.1(iv).

(C) Reallocation of Fees. With respect to any facility fee or Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clauses (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s obligation to make Revolving Loans or participate in LC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.23.1(ii) above, (y) pay to each Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuer’s Fronting Exposure, until such time as the Fronting Exposure has been eliminated by the posting of Cash Collateral or otherwise, and (z) thereafter, not be required to pay the remaining amount of any such fee.

2.23.2 Defaulting Lender Cure. If the Borrowers, the Agent, the Swingline Lender and each Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.23.1(ii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.23.3 New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

YIELD PROTECTION; TAXES

3.1 Yield Protection. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement applicable to Eurodollar Advances) or any Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuer or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuer or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuer or other Recipient, the Borrowers shall promptly pay to any such Lender, such Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

3.2 Changes in Capital Adequacy Regulations. If any Issuer, the Swingline Lender or another Lender determines the amount of capital or liquidity required or expected to be maintained by such Issuer, the Swingline Lender or such Lender, any Lending Installation of such Lender or any corporation controlling such Issuer, the Swingline Lender or such Lender is increased as a result of a Change in Law, then, within 15 days after demand by such Issuer, the Swingline Lender or such Lender, the applicable Borrower shall pay such Issuer, the Swingline Lender or such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Issuer, the Swingline Lender or such Lender determines is attributable to this Agreement, Loans or Letters of Credit outstanding hereunder (or participations therein) or its Commitment to make Loans or to issue or participate in Letters of Credit hereunder (after taking into account such Lender’s policies as to capital adequacy); provided that a certificate setting forth such amount or amounts as shall be necessary to compensate such Lender as specified above, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall have been delivered to the Borrowers and shall be conclusive absent manifest error.

3.3 Availability of Types of Advances. If any Lender or the Swingline Lender notifies the Agent that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any Applicable Law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4 Funding Indemnification. If any payment of a Eurodollar Advance (other than a Swingline Loan) occurs on a day which is not the last day of an Interest Period therefor, whether because of acceleration, prepayment or otherwise, a Eurodollar Advance (other than a Swingline Loan) is not made on the date specified by a Borrower for any reason other than default by the Lenders, or a Eurodollar Advance (other than a Swingline Loan) is assigned on a day which is not the last day of an Interest Period therefor as a result of a request of a Borrower pursuant to Section 3.7, the applicable Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5 Taxes.

(a) Defined Terms. For purposes of this Section 3.5, the term “Lender” includes any Issuer and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrowers. Each Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes for which such Borrower is responsible hereunder.

(d) Indemnification by the Borrowers. The Borrowers shall severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Recipient (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16.4 relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e). The agreements in paragraph (e) shall survive the resignation and/or replacement of the Agent.

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 3.5, such Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Agent, at the time or times reasonably requested by the Borrowers or the Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) Any Lender that is a U.S. Person shall deliver to the Borrowers and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j) Status. For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Amendment Effective Date, the Borrowers and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.6 Mitigation of Circumstances; Lender Statements; Survival of Indemnity. Each Lender (including the Swingline Lender) shall promptly notify the Borrowers and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation of any Borrower to pay any amount pursuant to Section 3.1, 3.2 or 3.5 and (ii) the unavailability of Eurodollar Advances under Section 3.3 (and, if any Lender (including the Swingline Lender) has given notice of any such event described above and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrowers and the Agent). Without limiting the foregoing, each Lender (including the Swingline Lender) shall, to the extent reasonably possible, designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of any Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such

Lender. Any Lender (including the Swingline Lender) claiming compensation under Section 3.1, 3.2, 3.4, or 3.5 shall deliver a written statement to the applicable Borrower (with a copy to the Agent) as to the amount due under the applicable Section, which statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on such Borrower in the absence of manifest error. Determination of amounts payable under any such Section in connection with a Eurodollar Loan shall be calculated as though each Lender (including the Swingline Lender) funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate or Eurodollar Market Index Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender (including the Swingline Lender) shall be payable on demand after receipt by the applicable Borrower of such written statement. Notwithstanding any other provision of this Article III, if any Lender (including the Swingline Lender) fails to notify a Borrower of any event or circumstance which will entitle such Lender to compensation from such Borrower pursuant to Section 3.1, 3.2 or 3.5 within 60 days after such Lender obtains knowledge of such event or circumstance, then such Borrower will not be responsible for any such compensation arising prior to the 60th day before such Borrower receives notice from such Lender of such event or circumstance. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

3.7 Replacement of Lender. If (i) any Lender makes a demand for compensation under Section 3.1, 3.2 or 3.5 or a notice of the type described in Section 3.3, (ii) the credit rating then in effect with respect to a Lender’s senior unsecured long term debt securities without third-party credit enhancement is not, in the case of a Moody’s rating, Baa1 (with stable outlook) or, in the case of an S&P or Fitch rating, BBB+ (with stable outlook), or better or (iii) any Lender is, or at any time has been, a Defaulting Lender (any such Lender, an “Affected Lender”), then the Borrower Representative may replace such Affected Lender as a party to this Agreement with one or more other Lenders and/or Purchasers which are willing to accept an assignment from such Lender, and upon notice from the Borrower Representative such Affected Lender shall assign, without recourse or warranty, its Commitment, its Loans and all of its other rights and obligations hereunder to such other Lenders and/or Purchasers for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, such Affected Lender’s ratable share of all accrued and unpaid fees, any amount payable pursuant to Section 3.4 as a result of such Affected Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor (assuming for such purpose that receipt of payment pursuant to such assignment constitutes payment of each outstanding Eurodollar Loan) and all other obligations owed to such Affected Lender hereunder.

ARTICLE IV

CONDITIONS PRECEDENT

4.1 Conditions to Effectiveness of Credit Agreement. The effectiveness of this Agreement is subject to the conditions precedent that the Agent has received (a) evidence, reasonably satisfactory to the Agent, that all fees and (to the extent billed) expenses which are payable on or before the date hereof to either Arranger, the Agent or any Lender hereunder or in connection herewith have been (or concurrently with the execution of this Agreement by the parties will be) paid in full and (b) each of the following documents (with sufficient copies for each Lender):

(i) A certificate of each Borrower certifying that each of the articles or certificate of incorporation, the bylaws and the incumbency certificate of such Borrower which were delivered to the Agent on the closing date of the Existing Credit Agreement have not been repealed, revoked, rescinded or further amended in any respect, except with respect to any such amendment attached to such certificate.

(ii) Copies of the certificates of good standing of each Borrower, certified by the appropriate governmental officer in the jurisdiction(s) of incorporation of such Borrower.

(iii) Copies, certified by the Secretary or Assistant Secretary of each Borrower, of resolutions of such Borrower’s Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which such Borrower is a party.

(iv) A certificate, signed by an Authorized Officer of PHI, stating that on the date of the initial Credit Extension no Default or Unmatured Default has occurred and is continuing with respect to any Borrower.

(v) Any Notes requested by a Lender pursuant to Section 2.15 payable to the order of such requesting Lender.

(vi) Copies of all governmental approvals, if any, necessary for any Borrower to enter into the Loan Documents to which it is a party and to obtain Credit Extensions hereunder.

(vii) An opinion or opinions of counsel for the Borrowers, dated the Closing Date and addressed to the Agent and the Lenders, in form and substance acceptable to the Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each Borrower and opinions as to the non-contravention of the Borrowers’ organizational documents).

(viii) Such other documents as any Lender or its counsel may reasonably request.

4.2 Each Credit Extension. The Lenders, the Swingline Lender or the Issuers shall not be required to make any Credit Extension to any Borrower unless on the date of such Credit Extension:

(i) No Default or Unmatured Default with respect to such Borrower exists or will result from such Credit Extension.

(ii) The representations and warranties of such Borrower contained in Article V, (with the exception of the representations and warranties contained in Sections 5.5, 5.7. and 5.15 which shall only be made as of the Closing Date), are true and correct in all material respects as of the date of such Credit Extension except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

(iii) After giving effect to such Credit Extension, such Borrower’s Outstanding Credit Extensions will not exceed such Borrower’s borrowing authority as allowed by Applicable Governmental Authorities.

(iv) All legal matters incident to the making of such Credit Extension shall be reasonably satisfactory to the Lenders and their counsel.

Each request for a Credit Extension by a Borrower shall constitute a representation and warranty by such Borrower that the conditions contained in Sections 4.2(i), (ii) and (iii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit A from the applicable Borrower as a condition to the making of a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lenders that:

5.1 Existence and Standing. Such Borrower is a corporation, and each of its Subsidiaries is a corporation, partnership or limited liability company, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction (or, if applicable, jurisdictions) of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

5.2 Authorization and Validity. Such Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3 No Conflict; Government Consent. Neither the execution and delivery by such Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower or any of its Subsidiaries or (ii) such Borrower’s or any of its Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which such Borrower or any of its Significant Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on any Property of such Borrower or any of its Significant Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority (including the FERC), or any subdivision thereof (any of the foregoing, and “Approval”), is required to be obtained by such Borrower or any of its Subsidiaries in connection with the execution and delivery by such Borrower of the Loan Documents to which it is a party, the borrowings and obtaining of Letters of Credit by such Borrower under this Agreement, the payment and performance by such Borrower of its Obligations or the legality, validity, binding effect or enforceability against such Borrower of any Loan Document to which such Borrower is a party, except for such Approvals which have been issued or obtained by such Borrower and which are in full force and effect.

5.4 Financial Statements. The financial statements included in such Borrower’s Public Reports were prepared in accordance with Agreement Accounting Principles and fairly present the consolidated financial condition and operations of such Borrower and its Subsidiaries at the dates thereof and the consolidated results of their operations for the periods then ended.

5.5 No Material Adverse Change. Since December 31, 2015, there has been no change from that reflected in the Public Reports in the business, Property, financial condition or results of operations of such Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

5.6 Taxes. Such Borrower and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by such Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and (b) taxes and governmental charges (in addition to those referred to in clause (a)) in an aggregate amount not exceeding $25,000,000. The charges, accruals and reserves on the books of such Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7 Litigation and Contingent Obligations. Except as disclosed in the Public Reports, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, such Borrower has no material contingent obligations not provided for or disclosed in the Public Reports.

5.8 [Reserved].

5.9 ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither such Borrower nor any other member of the Controlled Group has, within the immediately preceding five years, withdrawn from any Plan or initiated steps to do so, and no steps have been taken, within the immediately preceding five years, to reorganize or terminate any Plan.

5.10 Accuracy of Information. No written information, exhibit or report furnished by such Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with the Loan Documents to which such Borrower is a party contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.11 Regulation U. Neither such Borrower nor any of its Subsidiaries is engaged principally or as one of its primary activities in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the FRB).

5.12 Material Agreements. Neither such Borrower nor any Subsidiary thereof is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

5.13 Compliance With Laws. Such Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

5.14 Plan Assets; Prohibited Transactions. Such Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA (other than an employee benefit plan subject to Section 125 of the Code) or any plan (within the meaning of Section 4975 of the Code).

5.15 Environmental Matters. In the ordinary course of its business, the officers of such Borrower consider the effect of Environmental Laws on the business of such Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to such Borrower and its Subsidiaries due to Environmental Laws. On the basis of this consideration, such Borrower has concluded that Environmental Laws are not reasonably expected to have a Material Adverse Effect with respect to such Borrower. Except as disclosed in the Public Reports, neither such Borrower nor any Subsidiary thereof has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

5.16 Investment Company Act. Neither such Borrower nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

5.17 Insurance. Such Borrower and its Significant Subsidiaries maintain insurance with financially sound and reputable insurance companies on all their Property of a character usually insured by entities in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts, customarily insured against by such entities, and maintain such other insurance as is usually carried by such entities.

5.18 No Default. No Default or Unmatured Default exists with respect to such Borrower.

5.19 Ownership of Properties. As of the Closing Date, such Borrower and its Subsidiaries have valid title, free of all Liens other than those permitted by Section 6.12, to all the Property reflected as owned by such Borrower and its Subsidiaries in the financial statements of such Borrower referred to in Section 5.4, other than Property used, sold, transferred or otherwise disposed of since such date (a) in the ordinary course of business or (b) which are not material to the business of such Borrower and its Subsidiaries taken as a whole.

5.20 Anti-Corruption Laws and Sanctions. None of (i) the Borrowers, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Borrowers or such Subsidiary, any of their respective employees or Affiliates, or (ii) any agent or representative of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws, or (E) has violated any Anti-Money Laundering Law. Each of the Borrowers and their Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrowers and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption Laws and applicable Sanctions and to the knowledge of the Borrowers, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. Each of the Borrowers and their Subsidiaries, and to the knowledge of such Borrower, each director, officer, employee, agent and Affiliate of such Borrower and each such

Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. No proceeds of any Credit Extension have been used, directly or indirectly, by the Borrowers, any of their Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

5.21 EEA Financial Institution. No Borrower is an EEA Financial Institution.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders otherwise consent in writing, each Borrower, solely for itself and not for any other Borrower, agrees as follows:

6.1 Financial Reporting. Each Borrower will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Agent (in such number of copies as the Agent may reasonably request):

(i) Within 100 days after the close of each of its fiscal years, an audit report, which shall be without a “going concern” or similar qualification and without any qualification as to the scope of the audit, issued by independent certified public accountants of recognized national standing and reasonably acceptable to the Agent, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default with respect to such Borrower, or if, in the opinion of such accountants, any such Default or Unmatured Default shall exist, stating the nature and status thereof; provided that if such Borrower is then a “registrant” within the meaning of Rule 1-01 of Regulation S-X of the SEC and required to file a report on Form 10-K with the SEC, such Borrower’s annual report on Form 10-K (excluding the exhibits thereto, unless such exhibits are requested under clause (viii) of this Section) or any successor form and a manually executed copy of the accompanying report of such Borrower’s independent public accountant, as filed with the SEC, shall satisfy the requirements of this clause (i).

(ii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, either (i) consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or (ii) if such Borrower is then a “registrant” within the meaning of Rule 1-01 of Regulation S-X of the SEC and required to file a report on Form 10-Q with the SEC, such Borrower’s report on Form 10-Q for such quarterly period, excluding the exhibits thereto, unless such exhibits are requested under clause (viii) of this Section.

(iii) Together with the financial statements (or reports) required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit A signed by an Authorized Officer of such

Borrower showing the calculations necessary to determine such Borrower’s compliance with Section 6.13 of this Agreement and stating that, to the knowledge of such officer, no Default or Unmatured Default with respect to such Borrower exists, or if any such Default or Unmatured Default exists, stating the nature and status thereof.

(iv) As soon as possible, and in any event within 60 days, after receipt by such Borrower a copy of (a) any notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by such Borrower or any of its Subsidiaries, which, in either case, could be reasonably expected to have a Material Adverse Effect with respect to such Borrower; provided that if such Borrower is then a “registrant” within the meaning of Rule 1-01 of Regulation S-X of the SEC, such Borrower’s report on a Form 10-K, a Form 10-Q or any Form 8-K that contains information related to the matters described in (a) or (b) shall be deemed notice under this clause (iv).

(v) [Reserved].

(vi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Borrower or any of its Subsidiaries files with the SEC.

(vii) As soon as any Borrower obtains knowledge of an actual Change in Control or publicly disclosed prospective Change in Control, written notice of same, including the anticipated or actual date of and all other publicly disclosed material terms and conditions surrounding such proposed or actual Change in Control.

(viii) Such other information (including nonfinancial information) as the Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to clause (i), (ii), (v) or (vi) above may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable Borrower posts such documents, or provides a link thereto, on a website on the internet at a website address previously specified to the Agent and the Lenders; or (ii) on which such documents are posted on the applicable Borrower’s behalf on IntraLinks or another relevant website, if any, to which each of the Agent and each Lender has access; provided that (i) upon request of the Agent or any Lender, the applicable Borrower shall deliver paper copies of such documents to the Agent or such Lender (until a written request to cease delivering paper copies is given by the Agent or such Lender) and (ii) the applicable Borrower shall notify (which may be by facsimile or electronic mail) the Agent and each Lender of the posting of any documents. The Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to above or to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.2 Use of Proceeds. Each Borrower will use the proceeds of the Credit Extensions (a) to refinance all Indebtedness of the Borrowers under the Existing Credit Agreement, (b) to pay any costs, fees and expenses associated with this Agreement on the Closing Date and (c) for general corporate purposes. No Borrower will, nor will it permit any Subsidiary to, use any of the proceeds of the Credit Extensions to it to purchase or carry any “margin stock” (as defined in Regulation U of the FRB). The Borrowers will not request any Credit Extension, and the Borrowers shall not use, and shall ensure that their Subsidiaries and their or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

6.3 Notice of Default. Each Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default with respect to such Borrower (it being understood and agreed that no Borrower shall be required to make separate disclosure under this Section 6.3 of occurrences or developments which have previously been disclosed to the Lenders in any financial statement or other information delivered to the Lenders pursuant to Section 6.1).

6.4 Conduct of Business. Each Borrower will, and will cause each of its Significant Subsidiaries (or, in the case of clause (ii) below, each of its Subsidiaries) to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and (ii) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent, in the case of all matters covered by this clause (ii) other than the existence of such Borrower, that failure to do so would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

6.5 Taxes. Each Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (a) those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and (b) taxes, governmental charges and levies (in addition to those referred to in clause (a)) in an aggregate amount not exceeding $25,000,000.

6.6 Insurance. Each Borrower will, and will cause each of its Significant Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all of its Property in such amounts and covering such risks as is consistent with sound business practice, and each Borrower will furnish to any Lender such information as such Lender may reasonably request as to the insurance carried by such Borrower and its Significant Subsidiaries.

6.7 Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including all Environmental Laws, where failure to do so could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

6.8 Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, do all things necessary to (a) maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, where failure to do so could reasonably be expected to have a Material Adverse Effect with respect to such Borrower; and (b) keep proper books and records in which full and correct entries shall be made of all material financial transactions of such Borrower and its Subsidiaries.

6.9 Inspection. Each Borrower will, and will cause each of its Significant Subsidiaries to, permit the Agent and the Lenders upon reasonable notice and at such reasonable times and intervals as the Agent or any Lender may designate by their respective representatives and agents, to inspect any of the Property, books and financial records of such Borrower and each such Significant Subsidiary, to examine and make copies of the books of accounts and other financial records of such Borrower and each such Significant Subsidiary, and to discuss the affairs, finances and accounts of such Borrower and each such Significant Subsidiary with, and to be advised as to the same by, their respective officers.

6.10 Merger. No Borrower will, nor will it permit any of its Significant Subsidiaries to, merge or consolidate with or into any other Person, except that, so long as both immediately prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default with respect to such Borrower shall have occurred and be continuing, (i) any Significant Subsidiary of a Borrower may merge with such Borrower or a wholly-owned Subsidiary of such Borrower and (ii) a Borrower may merge or consolidate with any other Person so long as such Borrower is the surviving entity.

6.11 Sales of Assets. No Borrower will, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of any of its assets (other than in the ordinary course of business), or sell or assign with or without recourse any accounts receivable, except:

(i) Any Subsidiary of a Borrower may sell, transfer or assign any of its assets to such Borrower or another Subsidiary of such Borrower.

(ii) The sale, assignment or other transfer of accounts receivable or other rights to payment pursuant to any Securitization Transaction.

(iii) [Reserved].

(iv) So long as no Default or Unmatured Default exists or would result therefrom, the sale of Intangible Transition Property to a Special Purpose Subsidiary in connection with such Special Purpose Subsidiary’s issuance of Nonrecourse Transition Bond Debt.

(v) Any Borrower and its Subsidiaries may sell or otherwise dispose of assets so long as the aggregate book value of all assets sold or otherwise disposed of in any fiscal year of such Borrower (other than assets sold or otherwise disposed of in the ordinary course of business or pursuant to clauses (i) through (iv) above) does not exceed a Substantial Portion of the Property of such Borrower.

6.12 Liens. No Borrower will, nor will it permit any of its Significant Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of such Borrower or any such Significant Subsidiary, except:

(i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(iii) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv) Utility easements, building restrictions, zoning laws or ordinances and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of such Borrower and its Significant Subsidiaries.

(v) Liens existing on the date hereof and described in Schedule 4 (including Liens on after-acquired property arising under agreements described in Schedule 4 as such agreements are in effect on the date hereof).

(vi) Judgment Liens which secure payment of legal obligations that would not constitute a Default with respect to such Borrower under Article VII.

(vii) Liens on Property acquired by such Borrower or a Significant Subsidiary thereof after the date hereof, existing on such Property at the time of acquisition thereof (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other Property of such Borrower or such Significant Subsidiary, as the case may be.

(viii) Deposits and/or similar arrangements to secure the performance of bids, fuel procurement contracts or other trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business by such Borrower or any of its Significant Subsidiaries.

(ix) Liens on assets of such Borrower and its Significant Subsidiaries arising out of obligations or duties to any municipality or public authority with respect to any franchise, grant, license, permit or certificate.

(x) Rights reserved to or vested in any municipality or public authority to control or regulate any property or asset of such Borrower or any of its Significant Subsidiaries or to use such property or asset in a manner which does not materially impair the use of such property or asset for the purposes for which it is held by such Borrower or such Significant Subsidiary.

(xi) Irregularities in or deficiencies of title to any Property which do not materially affect the use of such property by such Borrower or any of its Significant Subsidiaries in the normal course of its business.

(xii) Liens securing Indebtedness of such Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired.

(xiii) Any Lien on any property or asset of any corporation or other entity existing at the time such corporation or entity is acquired, merged or consolidated or amalgamated with or into such Borrower or any Significant Subsidiary thereof and not created in contemplation of such event.

(xiv) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by Section 6.12 (v), (vii), (xii) or (xiii); provided that such Indebtedness is not increased and is not secured by any additional assets.

(xv) Rights of lessees arising under leases entered into by such Borrower or any of its Significant Subsidiaries as lessor, in the ordinary course of business.

(xvi) In the case of PEPCO, Permitted PEPCO Liens.

(xvii) In the case of DPL, Permitted DPL Liens.

(xviii) In the case of ACE, Permitted ACE Liens.

(xix) [Reserved].

(xx) Purchase money mortgages or other purchase money liens or conditional sale, lease-purchase or other title retention agreements upon or in respect of property acquired or leased for use in the ordinary course of its business by such Borrower or any of its Significant Subsidiaries.

(xxi) Liens granted by a Special Purpose Subsidiary to secure Nonrecourse Transition Bond Debt of such Special Purpose Subsidiary.

(xxii) [Reserved].

(xxiii) Other Liens, in addition to those permitted by clauses (i) through (xxii), securing Indebtedness or arising in connection with Securitization Transactions, provided that the sum (without duplication) of all such Indebtedness, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions (excluding any Nonrecourse Transition Bond Debt), shall not at any time exceed (a) $400,000,000 for PEPCO and its Significant Subsidiaries, (b) $400,000,000 for DPL and its Significant Subsidiaries and (c) $400,000,000 for ACE and its Significant Subsidiaries.

6.13 Interest Coverage Ratio. Each of Pepco, DPL and ACE will not permit its Interest Coverage Ratio, determined as of the end of each of its fiscal quarters, to be less than 2.00 to 1.0.

6.14 Exelon Merger Certificate. The Borrowers shall deliver to the Agent (a) written notice of the consummation of the Exelon Merger no later than one (1) Business Day after the consummation thereof and (b) the Certificate of Merger (as defined in the Exelon Merger Agreement) within one (1) Business Day after the Effective Time (as defined in the Exelon Merger Agreement).

6.15 Compliance with Anti-Corruption Laws and Sanctions. The Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions and comply in all material respects with Anti-Corruption Laws and applicable Sanctions.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default with respect to the Borrower(s) affected thereby:

7.1 Representation or Warranty. Any representation or warranty made, or deemed made pursuant to Section 4.2 by or on behalf of such Borrower to the Issuers, the Swingline Lender, the Lenders or the Agent under or in connection with this Agreement or any certificate or information delivered in connection with this Agreement or any other Loan Document to which such Borrower is a party shall be materially false on the date as of which made.

7.2 Nonpayment. Nonpayment of the principal of any Loan to such Borrower when due; nonpayment of any Reimbursement Obligation of such Borrower within one Business Day after the same becomes due; or nonpayment by such Borrower of any interest on any Loan to such Borrower, or of any facility fee, Letter of Credit fee or other obligation payable by such Borrower under any of the Loan Documents to which it is a party, within five days after the same becomes due.

7.3 Certain Covenant Breaches. The breach by such Borrower of any of the terms or provisions of Section 6.2, 6.4 (as to the existence of such Borrower), 6.10, 6.11, 6.12, 6.13 or 6.15.

7.4 Other Breaches. The breach by such Borrower (other than a breach which constitutes a Default with respect to such Borrower under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 15 days (or, in the case of Section 6.9, five Business Days) after the chief executive officer, the chief financial officer, the President, the Treasurer or any Assistant Treasurer of such Borrower obtains actual knowledge of such breach.

7.5 Cross Default. Failure of such Borrower or any of its Significant Subsidiaries to pay when due any Indebtedness aggregating in excess of $50,000,000 (“Material Indebtedness”); or the default by such Borrower or any of its Significant Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of such Borrower or any of its Significant Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or such Borrower or any of its Significant Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6 Voluntary Bankruptcy, etc. Such Borrower or any of its Significant Subsidiaries shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or a Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7 Involuntary Bankruptcy, etc. Without the application, approval or consent of such Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Borrower or any of its Significant Subsidiaries or a Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against such Borrower or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

7.8 Seizure of Property, etc. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of such Borrower and its Significant Subsidiaries which, when taken together with all other Property of such Borrower and its Significant Subsidiaries so condemned, seized, appropriated, or taken custody or control of, constitutes a Substantial Portion of its Property.

7.9 Judgments. Such Borrower or any of its Significant Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $50,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, and, in any such case, there is a period of five consecutive days during which a stay of enforcement of such judgment(s) or order(s) is not in effect (by reason of pending appeal or otherwise).

7.10 ERISA. (i) Any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any unpaid and past due “minimum required contribution” (as defined in Section 303 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of such Borrower or any other member of the Controlled Group, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any other member of the Plan shall terminate for purposes of Title IV of ERISA, (v) such Borrower or any other member of the Controlled Group shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case referred to in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

7.11 Unenforceability of Loan Documents. Any Loan Document shall cease to be in full force and effect (other than, in the case of a Note, as contemplated hereby) with respect to such Borrower, any action shall be taken by or on behalf of such Borrower to discontinue or to assert the invalidity or unenforceability of any of its obligations under any Loan Document, or such Borrower or any Person acting on behalf of such Borrower shall deny that such Borrower has any further liability under any Loan Document or shall give notice to such effect.

7.12 Change in Control. Any Change in Control shall occur with respect to such Borrower.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to a Borrower, the obligations of the Lenders (including the Issuers and the Swingline Lender) to make Credit Extensions to such Borrower hereunder shall automatically terminate and the Obligations of such Borrower shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs with respect to a Borrower, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders (including the Issuers and the Swingline Lender) to make Credit Extensions to such Borrower hereunder, or declare the Obligations of such Borrower to be due and payable, or both, whereupon such obligations of the Lenders (including the Issuers and the Swingline Lender) shall terminate and/or the Obligations of such Borrower shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.

If, within 30 days after termination of the obligations of the Lenders to make Credit Extensions to any Borrower hereunder or acceleration of the maturity of the Obligations of any Borrower as a result of any Default (other than any Default as described in Section 7.6 or 7.7) with respect to such Borrower and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to such Borrower, rescind and annul such termination and/or acceleration.

8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement changing in any manner the rights of the Lenders or any Borrower hereunder or waiving any Default or Unmatured Default hereunder; provided that no such supplemental agreement shall, without the consent of all of the Lenders:

(i) Other than as provided in Section 2.4, extend the final maturity of any Loan or Reimbursement Obligation or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or on any facility fees or Letter of Credit fees.

(ii) Reduce the percentage specified in the definition of Required Lenders.

(iii) Other than as provided in Section 2.2 and Section 2.4, extend the Facility Termination Date for any Borrower, increase the amount of the Commitment of any Lender hereunder, increase any Sublimit or Maximum Sublimit or permit any Borrower to assign its rights under this Agreement.

(iv) Amend, modify or waive the pro rata sharing of payments by and among the Lenders without the written consent of each Lender directly affected thereby.

(v) Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of this Agreement relating to any Issuer shall be effective without the written consent of such Issuer. No amendment of this Agreement relating to the Swingline Lender shall be effective without the written consent of the Swingline Lender. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. If the Agent and the Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other document executed in connection herewith, then the Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (b) the Required Lenders may consent to allow a Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender more adversely than the other Lenders.

8.3 Preservation of Rights. No delay or omission of the Agent, the Issuers, the Swingline Lender or the Lenders to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the applicable Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of any Loan Document whatsoever shall be valid unless in writing signed by the parties required pursuant to Section 8.2 and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuers, the Swingline Lender and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof.

9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6 Expenses; Indemnification.

(i) The Borrowers shall severally reimburse the Agent and each Arranger for all reasonable costs, internal charges and out of pocket expenses including reasonable expenses of and fees for attorneys for the Agent and each Arranger who are employees of the Agent or an Arranger and of a single outside counsel for all of the Agent and the Arrangers paid or incurred by the Agent or such Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification and administration of the Loan Documents. Each Borrower agrees to severally reimburse the Agent, each Issuer, the Arrangers and the Lenders for (A) all reasonable costs, internal charges and out of pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, each Issuer, the Arrangers and the Lenders, which attorneys may be employees of the Agent, each Issuer, the Arrangers or a Lender) paid or incurred by the Agent, each Issuer, the Arrangers or any Lender in connection with the collection and enforcement of the Obligations of such Borrower under the Loan Documents (including in any “work-out” or restructuring of the Obligations of such Borrower resulting from the occurrence of a Default with respect to such Borrower) and (B) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with defense thereof, by the Agent, each Issuer, or any Lender as a result of conduct by such Borrower that violates a sanction enforced by OFAC.

(ii) Each Borrower agrees to indemnify the Agent, each Issuer, each Arranger, each Lender, their respective affiliates, and each of the directors, officers, agents and employees of the foregoing Persons (collectively, the “Indemnified Parties”) against all actions, suits, losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including all reasonable expenses of litigation or preparation therefor whether or not any Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension to such Borrower hereunder, except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification. Notwithstanding any contrary provision of this Section 9.6(ii): (a) if indemnification obligations of the Borrowers under this Section 9.6(ii) are not capable of identification to a particular Borrower, the indemnification obligation of each Borrower with respect to such indemnification obligations shall be determined ratably based on such Borrower’s Sublimit of the Aggregate Commitment, and (b) in no event shall any Borrower be responsible for indemnification obligations arising by reason of the status of PHI as a Borrower or party to this Agreement prior to the Fourth Amendment Effective Date. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

9.7 Numbers of Documents. All statements, notices, closing documents and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

9.8 Disclosure. The Borrowers and the Lenders hereby acknowledge and agree that Wells Fargo and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and their Affiliates.

9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10 Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. None of the Agent, either Arranger or any Lender shall have any fiduciary responsibility to any Borrower. None of the Agent, either Arranger or any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower’s business or operations. Each Borrower agrees that none of the Agent, either Arranger or any Lender shall have liability to such Borrower (whether sounding in tort, contract or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Agent, either Arranger or any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by such Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11 Limited Disclosure.

(i) None of the Agent, any Issuer, the Swingline Lender nor any Lender shall disclose to any Person any Specified Information (as defined below) except to its, and its Affiliates’, officers, employees, agents, accountants, legal counsel, advisors and other representatives who have a need to know such Specified Information in connection with this Agreement or the transactions contemplated hereby. “Specified Information” means information that any Borrower has furnished or in the future furnishes to the Agent, any Issuer, the Swingline Lender or any Lender in confidence, but does not include any such information that (a) is published in a source or otherwise becomes generally available to the public (other than through the actions of the Agent, any Issuer, the Swingline Lender, any Lender or any of their Affiliates, officers, employees, agents, accountants, legal counsel, advisors and other representatives in violation of this Agreement) or that is or becomes available to the Agent, such Issuer, the Swingline Lender or such Lender from a source other than a Borrower, (b) without duplication with clause (b) above, is otherwise a matter of general public knowledge, (c) that is required to be disclosed by law, regulation or judicial order (including pursuant to the Code), (d) that is requested by any regulatory body with jurisdiction over the Agent, any Issuer, the Swingline Lender or any Lender, (e) that is disclosed to legal counsel, accountants and other professional advisors to the Agent, such Issuer, the Swingline Lender or such Lender, in connection with the exercise of any right or remedy hereunder or under any Note or any suit or other litigation or proceeding relating to this Agreement or any Note or to a rating agency if required by such agency in connection with a rating relating to Credit Extensions hereunder, (f) that is disclosed to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 9.11 or provisions at least as restrictive as those in this Section 9.11, (g) that is disclosed to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations who agrees to be bound by the provisions of this Section 9.11 or (h) the disclosure of which is approved by the relevant Borrower.

(ii) The provisions of this Section 9.11 supersede any confidentiality obligations of any Lender, any Issuer, the Swingline Lender or the Agent relating to this Agreement or the transactions contemplated hereby under any agreement between any Borrower and any such party.

9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the FRB) for the repayment of the Credit Extensions provided for herein.

9.13 USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product. What this means for the Borrower: When a Borrower opens an account, if such Borrower is an individual, the Agent, the Issuers and the Lenders will ask for such Borrower’s name, residential address, tax identification number, date of birth and other information that will allow the Agent, the Issuers and the Lenders to identify such Borrower, and, if a Borrower is not an individual, the Agent, the Issuers and the Lenders will ask for such Borrower’s name, tax identification number, business address and other information that will allow the Agent, the Issuers and the Lenders to identify such Borrower. The Agent, the Issuers and the Lenders may also ask, if a Borrower is an individual, to see such Borrower’s driver’s license or other identifying documents, and, if such Borrower is not an individual, to see the Borrower’s legal organizational documents or other identifying documents.

9.14 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any Indebtedness or other Obligations owing to the Lenders or the Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all Loans and other Obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement shall be deemed to be Loans and Obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the Commitments of the Lenders hereunder.

9.15 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii) the effects of any Bail-in Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE X

THE AGENT

10.1 Appointment; Nature of Relationship. Wells Fargo is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any other Loan Document except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4 No Responsibility for Loans Recitals etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or

Unmatured Default; or (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by a Borrower to the Agent at such time, but is voluntarily furnished by such Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, when expressly required hereunder, all of the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys in fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

10.8 Agent’s Reimbursement and Indemnification. The Lenders severally agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by any Borrower for which the Agent is entitled to reimbursement by such Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (except for failure of a Borrower to pay any amount required to be paid to the Agent hereunder for the account of the Lenders) unless the Agent has received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to all Lenders.

10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment, its Loans, its participation in the Swingline Loans and its interest in the LC Obligations as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent in its individual capacity is not obligated to remain a Lender.

10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, either Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, either Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower Representative, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. The Agent shall be deemed to have been removed, without further action by the Borrowers or Required Lenders hereunder, upon becoming a Defaulting Lender, such removal to be effective upon the appointment of a successor Agent. Upon any such resignation or removal, (i) the Agent that has resigned or been removed shall no longer receive the administrative agent fees previously agreed to by the Borrowers and the Agent and (ii) the Required Lenders shall have the right (with, so long as no Default or Unmatured Default exists with respect to any Borrower, the consent of the Borrower Representative, which shall not be unreasonably withheld or delayed) to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of any Lender but with the consent of the Borrower Representative, not to be unreasonably withheld or delayed, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of their respective Obligations to the applicable Lender and for all other purposes shall deal directly with the

Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent (by merger or resignation or removal), or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent. Notwithstanding the foregoing provisions of this Section 10.12, the Agent may not be removed by the Required Lenders unless the Agent (in its individual capacity) is concurrently removed from its duties and responsibilities as an Issuer and as the Swingline Lender.

10.13 Agent’s Fee. Each Borrower agrees to pay to each of the Agent and each Arranger, for the Agent’s or such Arranger’s own account, the fees agreed to by the Borrowers and the Agent or such Arranger, as applicable, in proportion to the Borrowers’ respective Initial Sublimits.

10.14 Delegation to Affiliates. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.15 Other Agents. None of the Lenders identified on the cover page or signature pages of this Agreement or otherwise herein as being a “Co-Syndication Agent” or a “Co-Documentation Agent” (collectively, the “Other Agents”) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders and the Swingline Lender under Applicable Law, if any Borrower becomes insolvent, however evidenced, or any Default occurs with respect to such Borrower, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or the Swingline Lender or any Affiliate of any Lender or the Swingline Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations of such Borrower owing to such Lender or the Swingline Lender, whether or not the Obligations, or any part thereof, shall then be due; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Agent for further application to the Obligations and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the Issuer, the Swingline Lender and the other Lenders, and (ii) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon the Outstanding Credit Extensions owed to it by any Borrower (other than (i) payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5, (ii) payments received by Non-Consenting Lenders pursuant to Section 2.4, (iii) payments made to the Issuers in respect of Reimbursement Obligations so long as the Lenders have not funded their participations therein and (iv) payments made to the Swingline Lender in respect of Swingline Loans so long as the Lenders have not funded their participations therein) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Outstanding Credit Extensions owed by such Borrower to the other Lenders so that after such purchase each Lender will hold its ratable proportion of all of such Borrower’s Outstanding Credit Extensions. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for the Outstanding Credit Extensions owed to it by any Borrower or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the Outstanding Credit Extensions owed to each of them by such Borrower. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of the preceding sentence relates only to absolute assignments and does not prohibit assignments creating security interests, including any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment Agreement and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

12.2 Participations.

12.2.1 Permitted Participants; Effect. Any Lender may, without the consent of, or notice to, any Borrower, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other entities (other than a Person described in Section 12.3.1(b) (“Participants”) participating interests in any Obligations owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of the Obligations owing to such Lender and the holder of any Note issued to it for all purposes under the Loan Documents, all amounts payable by each Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers, the Issuers, the Swingline Lender and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Notwithstanding anything in this Agreement to the contrary, a Participant may not include a natural Person, a Borrower or any Affiliate or Subsidiary of any Borrower.

12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which extends the Facility Termination Date for any Borrower or the final maturity of any Loan or Reimbursement Obligation in which such Participant has an interest or forgives all or any portion of the principal amount thereof, or reduces the rate or extends the time of payment of interest thereon or on any facility fees or Letter of Credit fees.

12.2.3 Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.2.4 Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

12.3 Assignments.

12.3.1 Permitted Assignments.

(a) Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. The consent of the Borrower Representative and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided that if a Default exists with respect to any Borrower, the consent of the Borrower Representative shall not be required. Any such consent shall not be unreasonably withheld or delayed, provided that the Borrower Representative shall be deemed to have consented to such assignment unless the Borrower Representative shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof. The Borrower Representative shall receive prior written notice by the assigning Lender prior to an assignment becoming effective with respect to a Purchaser which is a Lender or an Affiliate thereof. Notwithstanding the foregoing, the consent of each Issuer and the Swingline Lender shall be required for all assignments. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower Representative and the Agent otherwise consent) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding Loans, participations in Swingline Loans and participations in LC Obligations (to the extent such Commitment has been terminated). Each assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s interests in the Obligations of, and Commitment to, all Borrowers.

(b) No such assignment shall be made to (i) any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit or, a natural person or relative(s) thereof), (ii) any Borrower or any Borrower’s Affiliates or Subsidiaries, (iii) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (b) or (iv) who, at the time of an assignment or participation, is a Sanctioned Person.

12.3.2 Effect; Effective Date.

(a) Subject to subsection (b), below, upon (i) delivery to the Agent of an Assignment Agreement, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such Assignment Agreement shall become effective on the effective date specified in such Assignment Agreement. On and after the effective date of such Assignment Agreement, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Obligations assigned to such Purchaser. Any Person that is at any time a Lender and that thereafter ceases to be a Lender pursuant to the terms of this Section 12.3.2 shall continue to be entitled to the benefit of those provisions of this Agreement that, pursuant to the terms hereof, survive the termination hereof. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser.

(b) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the Defaulting Lender or the Purchaser to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Purchaser of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the Defaulting Lender and Purchaser hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

12.4 Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrowers and their respective Subsidiaries, including any information contained in any Public Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5 Grant of Funding Option to SPC. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower Representative, the option to provide to any Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 12.5, any SPC may (a) with notice to, but without the prior written consent of, the Borrower Representative and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institution (consented to by the Borrower Representative and the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (b) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

12.6 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

13.1 Notices. (a) Except as otherwise permitted by Section 2.16, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or electronic mail or posting on a website) and shall, subject to the last paragraph of Section 6.1, be given to such party at (i) in the case of any Borrower or the Agent, its address, facsimile number or electronic mail address set forth below or such other address, facsimile number or electronic mail address as it may hereafter specify for such purpose by notice to the other parties hereto; and (ii) in the case of any Lender, at the address, facsimile number or electronic mail address as such Lender may hereafter specify for such purpose by notice to the Borrowers and the Agent. Subject to the last paragraph of Section 6.1, each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified pursuant to this Section and confirmation of receipt is received, (ii) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic mail, received) at the address specified pursuant to this Section; provided that notices to the Agent under Article II shall not be effective until received.

(b) Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrowers:	Atlantic City Electric Company
Delmarva Power & Light Company
Potomac Electric Power Company
c/o Pepco Holdings LLC
701 Ninth Street NW
Tenth Floor
Washington, DC 20068
Attention: Donna Kinzel
Telephone: (202) 872-2205
Fax: (202) 331-6181
E-mail: donna.kinzel@pepcoholdings.com

With a copy to:	Exelon Corporation
10 South Dearborn Street, 52nd Floor
Chicago, Illinois 60680-5398
Attention: Treasurer
Telecopy No.: (312) 394-4082

If to Wells Fargo as Agent:	Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Mail Code: D1109-019
Charlotte, NC 28262
Attention: Syndication Agency Services
Telephone No.: (704) 590-2706
Telecopy No.: (704) 590-2790
E-mail: agencyservices.requests@wellsfargo.com

If to Wells Fargo as Issuer:	Wells Fargo Bank, National Association
90 South 7th Street, 7th Floor
MAC: N9305-070
Minneapolis, MN 55402
Attention: Jhana Pittman
Telephone No.: (612) 316-1426
Telecopy No.: (612) 316-0506
Email: jhana.r.pittman@wellsfargo.com

With copies to (other than Borrowing Notices, Conversion/Continuation Notices and other similar funding notices)

Wells Fargo Bank, National Association

301 South College Street, 11th Floor

MAC: D1053-115

Charlotte, North Carolina 28202

Attention: Nick Schmiesing

Telephone No.: (704) 410-0862

Telecopy No.: (704) 410-0331

E-mail: nick.schmiesing@wellsfargo.com

13.2 Notices to and by Borrowers. Each Borrower (a) authorizes the Borrower Representative to send and receive notices on behalf of such Borrower hereunder and (b) irrevocably agrees that any notice to the Borrower Representative which is effective pursuant to Section 13.1 shall be conclusively deemed to have been received by such Borrower.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1 CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5.1401.7 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2 CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST A BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY A BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

15.3 WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE XVI

OBLIGATIONS OF BORROWERS

16.1 Separate Obligations Of Borrowers. Notwithstanding any contrary provision of this Agreement: (a) the respective Obligations of each Borrower hereunder are separate and severable from the Obligations of each other Borrower, and no Borrower shall be responsible for the payment or performance of the Obligations of any other Borrower, the accuracy of the representations and warranties of any other Borrower, the performance or failure in performance of the covenants or other agreements of any other Borrower, or the delivery of collateral security or the provision of other assurance for payment or performance of the Obligations of any other Borrower; (b) no collateral or other property of a Borrower shall be applied by the Lenders to the payment or performance of any Obligation of any other Borrower; and (c) no Borrower shall be deemed to be in Default solely by reason of a Default with respect to any other Borrower.

16.2 Status of PHI. Upon the Fourth Amendment Effective Date, the Lenders, Swingline Lender, the Issuers and the Borrowers acknowledge and agree that PHI shall cease to be a borrower under this Agreement.

[Signatures Follow]

EXHIBIT A

COMPLIANCE CERTIFICATE

To:	The Agent and the Lenders under the

Credit Agreement referred to below

This Compliance Certificate is furnished pursuant to the Second Amended and Restated Credit Agreement dated as of August 1, 2011 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Potomac Electric Power Company, Delmarva Power & Light Company, Atlantic City Electric Company, various financial institutions and Wells Fargo Bank, National Association, as Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected              of [PEPCO/DPL/ACE].

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of [PEPCO/DPL/ACE] and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default with respect to [PEPCO/DPL/ACE] during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below:

[Describe any exceptions by listing, in detail, the nature of the condition or event, the period during which it has existed and the action taken or proposed to be taken with respect to each such condition or event.]

4. Schedule 1 attached hereto sets forth true and accurate computations of certain covenant ratios in the Credit Agreement which are applicable to [PEPCO/DPL/ACE].

The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this             , 20    .

A-1

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Compliance as of              with

provisions of Section 6.13 of

the Credit Agreement

[INSERT FORMULA FOR CALCULATION]

SCH 1-1

EXHIBIT B

[FORM OF]

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between                      (the “Assignor”) and                      (the “Assignee”) is dated as of             , 20    . The parties hereto agree as follows:

1. PRELIMINARY STATEMENT. The Assignor is a party to the Second Amended and Restated Credit Agreement (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Credit Agreement.

2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents in the amount and Pro Rata Share specified in Item 2 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The Pro Rata Share of the Assignee and the Assignor, after giving effect to this Assignment Agreement, is set forth in Item 3 of Schedule 1.

3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 4 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest and fees received from the Agent which relate to the portion of the Commitment, or Loans, participations in Swingline Loans and participations in Letters of Credit assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit such amount to the other party hereto.

5. RECORDATION FEE. The [Assignor/Assignee agrees to pay] [Assignor and Assignee each agree to pay one-half of] the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

6. REPRESENTATIONS OF THE ASSIGNOR: LIMITATIONS ON THE ASSIGNOR’S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. The parties hereto agree that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall

B-1

be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, (ii) any representation, warranty or statement made in or in connection with any Loan Document, (iii) the financial condition or creditworthiness of any Borrower, (iv) the performance of or compliance with any term or provision of any Loan Document, (v) inspecting any of the property, books or records of any Borrower or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loan Documents.

7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of all financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) confirms that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s nonperformance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

8. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For purposes hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the respective addresses set forth in the attachment to Schedule 1.

10. COUNTERPARTS: DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by signing Schedule 1 hereto as of the date first above written.

B-2

SCHEDULE 1

to Assignment Agreement

1.	Description and Date of Credit Agreement:

Second Amended and Restated Credit Agreement dated as of August 1, 2011, as amended, among Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company (collectively, the “Borrowers”), the various financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as Agent.

2.	Amount and Pro Rata Share:

a.	Amount of Commitment (or, if the Commitments have terminated, Loans and participations in Letters of Credit) purchased under Assignment Agreement	$

b.	Pro Rata Share purchased by Assignee under Assignment Agreement*	%

3	Revised Pro Rata Shares:

a.	Assignee’s Pro Rata Share after giving effect to Assignment Agreement*	%

b.	Assignor’s Pro Rata Share after giving effect to Assignment Agreement*	%

4.	Proposed Effective Date:	%

*	Percentage taken to 10 decimal places

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCH 1-1

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

Consented to:

WELLS FARGO BANK, NATIONAL ASSOCIATION as [Agent,] Issuer and Swingline Lender

By:
Title:

Consented to:

BANK OF AMERICA, N.A., as Issuer

By:
Title:

[Consented to:

[BORROWER REPRESENTATIVE]

By:
Title: ]

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

ADMINISTRATIVE INFORMATION SHEET

Attach Assignor’s Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee

(Sample form shown below)

ASSIGNOR INFORMATION

Credit Contact:

Name:	Telephone No.:
Fax No.:

Payment Information:

Name & ABA # of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:

Address for Notices for Assignor:

Name:	Telephone No.:
Fax No.:

ASSIGNEE INFORMATION

Credit Contact:

Name:	Telephone No.:
Fax No.:

Operations Contacts:

Booking Installation:

Name:

Telephone No.:

Fax No.:

Payment Information:

Name & ABA # of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:

Address for Notices for Assignee:

Name:	Telephone No.:
Fax No.:

WELLS FARGO INFORMATION

Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:	Subsequent Operations Contact:

Name:	Name:
Telephone No.: (704)	Telephone No.: (704)
Fax No.: (704)	Fax No.: (704)

Wells Fargo Telex No.:                      (Answerback:                      )

Initial Funding Standards:

Eurodollar Loans to fund two days after rates are set.

Wells Fargo Wire Instructions:

Ref:

Address for Notices for Wells Fargo:	Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Mail Code: D1109-019
Charlotte, NC 28262
Attention: Syndication Agency Services
Telephone No.: (704) 590-2706
Telecopy No.: (704) 590-2790
E-mail: agencyservices.requests@wachovia.com

EXHIBIT C

This note is one of a series of notes which amend and restate but do not extinguish the obligations under those certain notes executed in connection with that certain Amended and Restated Credit Agreement dated as of May 2, 2007, as amended and restated by that certain Second Amended and Restated Credit Agreement dated as of the date hereof, and as further amended, restated, supplemented or otherwise modified from time to time, by and among Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company, as Borrowers, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Agent.

NOTE

[Date]

[Potomac Electric Power Company/Delmarva Power & Light Company/Atlantic City Electric Company] (the “Borrower”) promises to pay to                      (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below), at the main office of Wells Fargo Bank, National Association in Charlotte, North Carolina, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of August 1, 2011 (as further amended or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, various affiliates thereof, the lenders party thereto, including the Lender, and Wells Fargo Bank, National Association, as Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

All payments hereunder shall be made in lawful money of the United States of America and in immediately available funds.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

C-1

[POTOMAC ELECTRIC POWER COMPANY] [DELMARVA POWER & LIGHT COMPANY][ATLANTIC CITY ELECTRIC COMPANY]

By:
Print Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF [POTOMAC ELECTRIC POWER COMPANY]

[DELMARVA POWER & LIGHT COMPANY] [ATLANTIC CITY ELECTRIC

COMPANY]

DATED

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

C-3

EXHIBIT D

INCREASE NOTICE

             , 20

To:	The Agent and the Lenders under the

Credit Agreement referred to below

This Increase Notice is furnished pursuant to Section 2.2(a) of the Second Amended and Restated Credit Agreement dated as of August 1, 2011 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Potomac Electric Power Company, Delmarva Power & Light Company, Atlantic City Electric Company, various financial institutions and Wells Fargo Bank, National Association, as Agent. Unless otherwise defined herein, capitalized terms used in this Increase Notice have the respective meanings ascribed thereto in the Credit Agreement.

1. The Borrowers hereby request a Requested Commitment Increase in the aggregate principal amount of $            , which amount shall be allocated among each Borrower’s Sublimit as set forth in paragraph 2 below. (Complete with an amount in accordance with Section 2.2(a) of the Credit Agreement.)

2. The Borrowers’ Sublimits shall be reallocated as follows:

PEPCO Sublimit:	$
ACE Sublimit:	$
DPL Sublimit:	$

3. The aggregate principal amount of all commitment increases as of the date hereof (including the Requested Commitment Increase requested hereby) does not exceed the maximum amount permitted pursuant to the terms of the Credit Agreement.

4. No Default or Unmatured Default has occurred or is continuing or would result from the proposed Requested Commitment Increase.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

D-1

POTOMAC ELECTRIC POWER COMPANY

By:
Print Name:
Title:

DELMARVA POWER & LIGHT COMPANY

By:
Print Name:
Title:

ATLANTIC CITY ELECTRIC COMPANY

By:
Print Name:
Title:

D-2

EXHIBIT E

EXTENSION NOTICE

             , 20

To:	The Agent and the Lenders under the

Credit Agreement referred to below

This Extension Notice is furnished pursuant to Section 2.4(a) of the Second Amended and Restated Credit Agreement dated as of August 1, 2011 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Potomac Electric Power Company, Delmarva Power & Light Company, Atlantic City Electric Company, various financial institutions and Wells Fargo Bank, National Association, as Agent. Unless otherwise defined herein, capitalized terms used in this Extension Notice have the respective meanings ascribed thereto in the Credit Agreement.

1. The Borrowers hereby request a one year extension of the current Facility Termination Date.

2. The current Facility Termination Date is [        ]     , 20    .

3. The requested Facility Termination Date will be [        ]     , 20    .

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

POTOMAC ELECTRIC POWER COMPANY

By:
Print Name:
Title:

DELMARVA POWER & LIGHT COMPANY

By:
Print Name:
Title:

ATLANTIC CITY ELECTRIC COMPANY

By:
Print Name:
Title:

EXHIBIT F

FORMS OF U.S. TAX COMPLIANCE CERTIFICATE

[See Attached Forms]

EXHIBIT F-1

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS

FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 1, 2011, as amended, among Potomac Electric Power Company (“PEPCO”), Delmarva Power & Light Company (“DPL”), Atlantic City Electric Company (“ACE” and, together with PEPCO and DPL, each a “Borrower” and collectively the “Borrowers”), various financial institutions and Wells Fargo Bank, National Association, as Agent (as amended, modified or supplemented from time to time, the “Agreement”).

Pursuant to the provisions of Section 3.5 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advances and interests in Letters of Credit in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Agent and the Borrowers with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER ]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-2

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 1, 2011, as amended, among Potomac Electric Power Company (“PEPCO”), Delmarva Power & Light Company (“DPL”), Atlantic City Electric Company (“ACE” and, together with PEPCO and DPL, each a “Borrower” and collectively the “Borrowers”), various financial institutions and Wells Fargo Bank, National Association, as Agent (as amended, modified or supplemented from time to time, the “Agreement”).

Pursuant to the provisions of Section 3.5 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advances and interests in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such interests in Letters of Credit, (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Agent and the Borrowers with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER ]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-3

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Non-U.S. Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 1, 2011, as amended, among Potomac Electric Power Company (“PEPCO”), Delmarva Power & Light Company (“DPL”), Atlantic City Electric Company (“ACE” and, together with PEPCO and DPL, each a “Borrower” and collectively the “Borrowers”), various financial institutions and Wells Fargo Bank, National Association, as Agent (as amended, modified or supplemented from time to time, the “Agreement”).

Pursuant to the provisions of Section 3.5 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT ]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-4

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Non-U.S. Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 1, 2011, as amended, among Potomac Electric Power Company (“PEPCO”), Delmarva Power & Light Company (“DPL”), Atlantic City Electric Company (“ACE” and, together with PEPCO and DPL, each a “Borrower” and collectively the “Borrowers”), various financial institutions and Wells Fargo Bank, National Association, as Agent (as amended, modified or supplemented from time to time, the “Agreement”).

Pursuant to the provisions of Section 3.5 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT ]

By:
Name:
Title:

Date: , 20[ ]

SCHEDULE 1

PRICING SCHEDULE

LEVEL STATUS	APPLICABLE MARGIN FOR EURODOLLAR RATE ADVANCES/LC FEE RATE	APPLICABLE MARGIN FOR FLOATING RATE ADVANCES	FACILITY FEE RATE
I	0.900%	0.000%	0.100%
II	1.000%	0.000%	0.125%
III	1.075%	0.075%	0.175%
IV	1.275%	0.275%	0.225%
V	1.475%	0.475%	0.275%
VI	1.650%	0.650%	0.350%

“Level I Status” exists with respect to any Borrower on any date if, on such date, such Borrower’s Moody’s Rating is A2 or better, such Borrower’s S&P Rating is A or better or such Borrower’s Fitch Rating is A or better.

“Level II Status” exists with respect to any Borrower on any date if, on such date, (i) such Borrower has not qualified for Level I Status and (ii) such Borrower’s Moody’s Rating is A3 or better, such Borrower’s S&P Rating is A- or better or such Borrower’s Fitch Rating is A- or better.

“Level III Status” exists with respect to any Borrower on any date if, on such date, (i) such Borrower has not qualified for Level I Status or Level II Status and (ii) such Borrower’s Moody’s Rating is Baa1 or better, such Borrower’s S&P Rating is BBB+ or better or such Borrower’s Fitch Rating is BBB+ or better.

“Level IV Status” exists with respect to any Borrower on any date if, on such date, (i) such Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) such Borrower’s Moody’s Rating is Baa2 or better, such Borrower’s S&P Rating is BBB or better or such Borrower’s Fitch Rating is BBB or better.

“Level V Status” exists with respect to any Borrower on any date if, on such date, (i) such Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) such Borrower’s Moody’s Rating is Baa3 or better, such Borrower’s S&P Rating is BBB- or better or such Borrower’s Fitch Rating is BBB- or better.

“Level VI Status” exists with respect to any Borrower on any date if, on such date, such Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

“Fitch Rating” means, at any time for any Borrower, the ratings issued by Fitch Ratings, Inc. or any successor (“Fitch”) and then in effect with respect to such Borrower’s unsecured long-term debt securities without third-party credit enhancement.

“Moody’s Rating” means, at any time for any Borrower, the rating issued by Moody’s and then in effect with respect to such Borrower’s senior unsecured long term debt securities without third party credit enhancement.

“S&P Rating” means, at any time for any Borrower, the rating issued by S&P and then in effect with respect to such Borrower’s senior unsecured long term debt securities without third party credit enhancement.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

For purposes of this Schedule, the Moody’s Rating, the S&P Rating and the Fitch Rating in effect for any Borrower on any date are that in effect at the close of business on such date.

The Applicable Margin, the Facility Fee Rate and the LC Fee Rate for each Borrower shall be determined in accordance with the above based on such Borrower’s Status as determined from its then current Moody’s Rating, S&P Rating and Fitch Rating. If the applicable Borrower is split-rated and all three (3) ratings fall in different Levels, the Applicable Margin, the LC Fee Rate and the Facility Fee Rate shall be based upon the Level indicated by the middle rating. If the applicable Borrower is split-rated and two (2) of the ratings fall in the same Level, (the “Majority Level”) and the third rating is in a different Level, the Applicable Margin, the LC Fee Rate and the Facility Fee Rate shall be based upon the Majority Level. In the event that only two (2) ratings are available, the Applicable Margin, the LC Fee Rate and the Facility Fee Rate shall be based upon the Level indicated by the higher of the two ratings unless there is a two or more Level difference in the levels indicated by each of the two available ratings, in which case the Level that is one Level below the higher rating shall apply. Should a Borrower not have any Moody’s Rating, S&P Rating or Fitch Rating, the corporate credit or issuer rating of such Borrower, as applicable, will be used in lieu thereof.

SCHEDULE 2

COMMITMENTS

Lender	Commitment
Bank of America, N.A.	$45,500,000.00
Barclays Bank PLC	$45,500,000.00
BNP Paribas	$45,500,000.00
Citibank, N.A.	$45,500,000.00
Goldman Sachs Bank USA	$45,500,000.00
JPMorgan Chase Bank, N.A.	$45,500,000.00
Mizuho Bank, Ltd.	$45,500,000.00
U.S. Bank National Association	$45,500,000.00
The Bank of Nova Scotia	$45,500,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$45,500,000.00
Wells Fargo Bank, N.A.	$45,500,000.00
Canadian Imperial Bank of Commerce, New York Branch	$35,500,000.00
Credit Agricole Corporate and Investment Bank	$35,500,000.00
Credit Suisse AG, Cayman Islands Branch	$35,500,000.00
Morgan Stanley Bank, N.A.	$35,500,000.00
PNC Bank, National Association	$35,500,000.00
Royal Bank of Canada	$35,500,000.00
Sumitomo Mitsui Banking Corporation	$35,500,000.00
TD Bank, N.A.	$35,500,000.00
Santander Bank, N.A.	$18,000,000.00
Bank of China, Chicago Branch	$18,000,000.00
Manufacturers and Traders Trust Company	$18,000,000.00
The Bank of New York Mellon	$18,000,000.00
The Northern Trust Company	$18,000,000.00
KeyBank National Association	$18,000,000.00
The Huntington National Bank	$7,500,000.00

TOTAL	$900,000,000.00

SCH 2

SCHEDULE 2A

LETTER OF CREDIT COMMITMENTS

Issuer	Letter of Credit Commitment
JPMorgan Chase Bank, N.A.	$30,000,000.00
Bank of America, N.A	$30,000,000.00
Barclays Bank PLC	$30,000,000.00
BNP Paribas	$30,000,000.00
Citibank, N.A.	$30,000,000.00
The Bank of Nova Scotia	$30,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$30,000,000.00
Wells Fargo Bank, N.A.	$30,000,000.00
U.S. Bank National Association	$30,000,000.00
Mizuho Bank, Ltd.	$30,000,000.00
Goldman Sachs Bank USA	$30,000,000.00

TOTAL	$330,000,000.00

SCHEDULE 3

SIGNIFICANT SUBSIDIARIES

[Reserved]

SCHEDULE 4

LIENS

Incurred By	Owed To(3)	Property Encumbered	Maturity	Amount of Indebtedness
Potomac Electric Power Company	RBS Leasing	Vehicles	Master Agreement	$14,862,937	(1)
Atlantic City Electric Company	RBS Leasing	Vehicles	Master Agreement	$17,056,514	(1)
Delmarva Power & Light Company	RBS Leasing	Vehicles	Master Agreement	$19,684,591	(1)
Potomac Electric Power Company	BOA Leasing	Vehicles, Office Equip., Computers	Master Agreement	$5,603,307	(1)
PHI Service Company	BOA Leasing	Office Equip., Computers	Master Agreement	$14,005,622	(1)
Atlantic City Electric Company	BOA Leasing	Vehicles, Office Equip., Computers	Master Agreement	$3,718,270	(1)
Delmarva Power & Light Company	BOA Leasing	Vehicles, Office Equip., Computers	Master Agreement	$7,334,610	(1)
Potomac Electric Power Company (Pepco Energy Services, Inc.)	Hannon Armstrong Pepco Funding Corp.	Contract Payments Receivable	Master Agreement	$88,371	(2)
Potomac Electric Power Company (Pepco Energy Services, Inc.)	Citizen Leasing Corp.	Contract Payments Receivable	Master Agreement	$4,153,658	(2)

(1)	The amount of this lien fluctuates with the amount of accounts receivable created by this program. The amount listed is as of March 31, 2016.
(2)	The amount listed is as of November 30, 2015.
(3)	The company has been notified that certain secured parties have assigned a portion of their interest to third parties.

SCHEDULE 5